Table of Contents

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR November 1, 2023

THUNDER ENERGIES CORP.

1100 Peachtree St NE, Suite 200

Atlanta, GA 30309

404-793-1956

OFFERING SUMMARY

Up to 15,000,000 shares of

Class A Common Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 24

	Price to Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Per share	$5.00	$0.25	$4.75	0
Total Maximum	$75,000,000	$3,700,000	$71,300,000	0

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution and Selling Securityholders” for details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The company expects that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $3,700,000 based on the maximum number of shares sold in this offering.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the Maximum Offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion. The Offering is being conducted on a best-efforts basis and there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

The holders of Thunder Energies preferred stock (the “Preferred Stock”) are entitled to an aggregate vote of the following:

Series A – Cumulative Control Voting of 75%

Series B – 1,000 votes per share convertible into 1,000 shares of Common Stock

Series C – 1,000 votes per share, non-convertible

Holders of the Preferred Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this Offering and therefore control the board.

The Company has granted Piggyback Registration Rights for current holders of common stock and the underlying conversion rights of both Series B Preferred Shares and the currently outstanding Convertible Notes.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 3. THERE IS NO ASSURANCE THAT THE NECESSARY FUNDS WILL BE RAISED OR THAT THE ISSUER WILL BE ABLE TO BE SUCCESSFUL IN THEIR BUSINESS OPERATIONS AS DESCRIBED HEREIN.

Sales of these securities will commence approximately 10 days after the approval of this Offering.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In this Offering Circular, the term “Thunder Energies,” “we,” “us, “our” or “the company” refers to THUNDER ENERGIES CORP., a Florida corporation.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

SUMMARY

Thunder Energies Corp. was incorporated April 2011 and underwent new management as of February 2022. This new team has created a vision that is still in the early stages of redevelopment and growth. The Company looks to drive outstanding results for our shareholders by deploying capital in well diversified business venture acquisitions and partnerships (i.e., commercial/residential real estate, mining, water purification technologies, solar energy, entertainment, etc.) and seeks current sustainable income as a primary objective and capital appreciation as a secondary objective.

The company has already secured impressive partnerships - including real estate development, mining, marketing and advertising, and is continually expanding investment opportunities in multiple capital markets to create diverse revenue streams. Its mission is to protect the shareholders through a diversified operating base with various industry classes that allow it to stay liquid and self-sufficient to aid in heading off any unforeseeable market shifts and political changes around the globe, which are critically important in current times.

The company will operate under the brand name “Thunder Energies” with consideration given to future name changes due to a diversification of operations outside of the former business.

Revenue Plan

The company will be identifying and acquiring operating businesses that provide revenue or cash flowing assets and companies that will provide a return on investment to our shareholders.

The Offering

Securities offered	Common Stock

Common Stock outstanding before the Offering	25,140,735 shares of Common Stock.

Share Price	$5.00 per share
Maximum Common Shares Offered	15,000,000

Minimum Investment	$10,000

Use of Proceeds

Proceeds from this Offering will be used to acquire companies or interests in companies. Thunder Energies has current minority interests in a mining venture with access to the surface rights and the development of family resorts in Georgia and Tennessee. Thunder Energies approach is to find and develop real estate that can benefit from its management expertise, synergies and access to capital.

1

Summary Risk Factors

Thunder Energies is a startup. The company was incorporated on April 2011 and is still in an early stage of development. The company is not close to profitability as projects take approximately 18 months to develop and construct and may not provide a return on investment for approximately 24 months thereafter. Investing in the company involves a high degree of risk (see “Risk Factors”). As an investor, you should be able to bear a complete loss of your investment. Some of the more significant risks include those set forth below:

•	This is a very young company.

•	The company has minimal operating capital and minimal revenue from operations.

•	The success of Thunder Energies is dependent on the acquisition of business venture assets that produce revenue at favorable prices.

•	The company may need to raise more capital and future fundraising rounds could result in dilution.

•	Success in the real estate and other investments is highly unpredictable, and there is no guarantee the company will be successful in the market.

•	Thunder Energies runs the risk of becoming an inadvertent investment company.

•	Market risks could have material negative effects on Thunder Energies’ planned operations.

•	Thunder Energies operates in a highly competitive market.

•	Litigation against our operations, our business, results of operations or financial condition.

•	The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

•	Some of the company’s operations will be in real estate, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

•	The illiquidity of real estate may make it difficult for the company to dispose of one or more of our investments or negatively affect our ability to profitably sell such investments and access liquidity.

•	The company’s growth strategy depends on its ability to identify and fund acquisition of income producing assets.

•	The company’s real estate acquisitions may depend on their ability to obtain favorable mortgage financing.

•	Thunder Energies depends on a small management team and may need to hire more people to be successful.

•	The Offering price has been arbitrarily set by the company.

•	The officers of Thunder Energies control the company and the company does not currently have any independent directors.
•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

•	There is little to no current market for Thunder Energies’ shares.

•	The interests of Thunder Energies and the company’s other affiliates may conflict with your interests.

2

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to our business

This is a very young company.

The company was incorporated in Florida on April 21, 2011 and underwent new management as of February 2022. This new team has created a vision that is still in the early stages of redevelopment and growth. Despite the time since incorporation the company is still a startup company that has recently been acquired and changed its operations to a new business model. The company is initiating the execution of its business plan discussed herein. There is limited history upon which an evaluation of its past performance and future prospects can be made. Statistically, most startup companies fail.

The company has minimal operating capital, no significant assets and no revenue from operations.

The company currently has minimal operating capital and for the foreseeable future will be dependent upon its ability to finance its planned operations from the sale of securities or other financing alternatives. There can be no assurance that it will be able to successfully raise operating capital in this or other offerings of securities, or to raise enough funds to become operational. The failure to successfully raise operating capital could result in its inability to execute its business plan and potentially lead to bankruptcy, which would have a material adverse effect on the company and its investors.

The success of Thunder Energies business is dependent on acquisition of operating assets that produce revenue at favorable prices.

As of the date of this Offering Circular the company has a minority interest in a mining operation with surface development right and a family resort operation. The company does not know whether it will be able to obtain additional acquisitions in other companies at acceptable purchase terms that are favorable. Finally, if this Offering does not raise enough capital to finalize the acquisitions, the company may need to turn to other sources of funds.

Thunder Energies runs the risk of becoming an inadvertent investment company.

As Thunder Energies executes its business plan it must acquire and control properties and businesses. Failure to control the assets could lead to Thunder Energies holding greater than 40% of its assets in securities which could lead to it being ruled an investment company under Section 3(a)(1)(C) of the Investment Company Act of 1940.

The company may raise more capital and future fundraising rounds could result in dilution.

Thunder Energies may need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically. See “Dilution” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Plan of Operation” for more information.

Success in real estate and other acquisitions is highly unpredictable, and there is no guarantee the company will be successful in the market.

The company’s success will depend on the performance of the companies and assets it acquires. Thunder Energies will perform due diligence, appraisals and evaluation of operations but investment trends are difficult to predict. For example, if the company fails to anticipate future preferences in the real estate markets, its business and financial performance will likely suffer. The company may also invest in operations that end up losing money. Even if one of its facilities is successful, the company may lose money in others.

3

Market risks could have material negative effects on Thunder Energies’ planned operations.

Market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics, such as COVID-19, and epidemics) and natural/environmental disasters can all negatively impact markets, which could cause the Company to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the United States or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Company’s investments and operations. Additional and or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree.

Thunder Energies operates in a highly competitive market.

Thunder Energies plans to operate in a highly competitive market and faces intense competition. Many of the company’s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better financial terms, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Litigation against our operations, our business, results of operations or financial condition.

The company’s businesses may be adversely affected by legal or governmental proceedings. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt the company’s financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations or financial condition which will reduce or eliminate Thunder Energies’ ability to recover its investment.

The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

The company has not yet acquired insurance. It may not be able to acquire insurance policies that cover all types of losses and liabilities. Additionally, once the company acquires insurance, there can be no assurance that its insurance will be sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other assets sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company’s financial condition or results of operations.

Some of the company’s assets will be in real estate, which are subject to numerous risks, including the risk that the values of those assets may decline if there is a prolonged downturn in real estate values.

Some of the company’s operations will consist of real estate operations. Accordingly, the company is subject to the risks associated with holding and developing real estate. A prolonged decline in the popularity of certain real estate could adversely affect the value of its holdings and could make it difficult to sell its interest or divest from the company or businesses.

4

The company’s real estate holdings will be subject to risks typically associated with real estate. The returns available from real estate depend in large part on the amount of income earned, expenses incurred and capital appreciation generated by the related properties. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on our business, financial condition or results of operations.

The illiquidity of real estate may make it difficult for the company to dispose of one or more of our assets or negatively affect our ability to profitably sell such assets and access liquidity.

The company may from time to time decide to dispose of one or more of its assets which may include real estate. Because real estate holdings generally, are relatively illiquid, the company may not be able to dispose of one or more investment assets on a timely basis. In some circumstances, sales may result in losses which could adversely affect the company’s financial condition. The illiquidity of its holdings assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition and results of operations.

The company’s growth strategy depends on its ability to identify and fund acquisition of income producing companies.

A key element of the company’s growth strategy is to identify, acquire and fund income producing companies. Positive cash flow is a critical consideration. The company has identified a number of strategic markets and is still in the process of identifying additional opportunities. The company’s ability to fund, develop and operate these companies on a cost-effective basis, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

•	Find quality companies to acquire.

•	Reach acceptable agreements regarding the purchase of assets and comply with our commitments to our shareholders.

•	Raise or have available an adequate amount of cash or currently available financing.

The company’s real estate investments may depend on the company’s ability to obtain favorable mortgage financing.

The company intends to acquire real estate operations and those companies may need to secure both construction and mortgage financing beyond Thunder Energies ability to fund their operations. There is no guarantee that the companies will be able to obtain financing on favorable terms. In the event that the companies are unable to obtain such financing it may limit their ability to effectuate its plans and may, thereby negatively impacting Thunder Energies financial prospects.

Thunder Energies depends on a small management team and may need to hire more people to be successful.

The success of Thunder Energies will greatly depend on the skills, connections and experiences of its executives. Thunder Energies has entered into employment agreements with most of its executives but additional skills and expertise may be necessary to effectively integrate the different operations of the acquired companies. Further, there is no assurance that the company will be able to identify, hire and retain the right people for various key positions.

5

Risks relating to this Offering and our shares

The Offering price has been arbitrarily set by the company.

Thunder Energies has set the price of its Common Stock at $5.00 per share. Valuations for companies at Thunder Energies stage are purely speculative. The company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

The officers of Thunder Energies control the company and the company does not currently have any independent directors.

The Founders are currently the company’s controlling shareholders. Moreover, they are the company’s executive officers and directors, through their ownership in Thunder Energies. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within Thunder Energies, and having extra checks and balances to prevent fraud and produce reliable financial reports.

The company does plan on the addition of independent directors as a requirement of OTCQX or NASDAQ uplifts.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement. Section 27 of the Exchange Act does create exclusive federal jurisdiction over all suits brought to enforce and duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates a concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the by the Securities Act or the rules and regulations thereunder. Investors may not waive compliance with the federal securities laws and rules and regulations promulgated thereunder.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute, jury trial waiver in connection with claims arising under the state or federal securities laws has not been finally adjudicated by the courts. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

6

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by Thunder Energies of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

There is little to no current market for Thunder Energies’ shares.

Thunder Energies is listed on the OTC Markets Pink with a pending application to OTCQB. At the current time the Company’s trading is limited. There is no guarantee there will be demand for the shares. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Risks Related to Certain Conflicts of Interest

The interests of Thunder Energies and the company’s other affiliates may conflict with your interests.

The company’s Amended and Restated Certificate of Incorporation, bylaws and Florida law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of Thunder Energies, and the Company’s future investments.  This risk may increase if and investment targets are controlled by Thunder Energies or our officers and directors, through ownership, as an officer or director contractually or any combination thereof. Potential conflicts of interest include, but are not limited to, the following:

•	Thunder Energies and the company’s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

•	The investment target may engage Thunder Energies, or other companies affiliated with Thunder Energies to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiations; and

•	The company’s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

7

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. If you invest in our Preferred Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per share of our Preferred Stock and the pro forma net tangible book value per share of our Preferred Stock after this Offering.

As of March 31, 2023, the net tangible book value of the Company was a deficit of $8,365,208. Based on the number of shares of Common Stock issued and outstanding as of the date of the offering (25,140,735) that equates to a net tangible book value of approximately ($0.333) per share of Common Stock on a pro forma basis. Based on the total number of shares of Common Stock that would be outstanding assuming full subscription (40,140,735) at total net proceeds of $71,300,000, that equates to approximately $1.57 of tangible net book value per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current stockholders will have immediately increased by approximately $1.90 without any additional investment on their behalf and the net tangible book value per share for new investors will be immediately diluted by $3.18 per share. These calculations do include the costs of the Offering, and such expenses will not cause further dilution.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

8

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

9

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

Thunder Energies Corp. is offering a maximum of 15,000,000 shares of Common Stock on a “best efforts” basis.

The cash price per share of Common Stock is $5.

While Shares are expected to be offered and sold directly by the Company and its respective Officers and employees, the Company has reserved the right to offer and sell Shares through the services of independent broker-dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions of up to ten percent (10%) of the Proceeds received for the sale of Shares. Notwithstanding the foregoing, the amount and nature of commissions payable to broker-dealers is expected to vary in specific instances and may be lower than the one listed herein. The Investor who is admitted to the Company through such broker-dealer (and not the Company) may be responsible for all such commissions payable to broker-dealers (and such payments may reduce the Investor’s invested capital) or the Company may pay such commissions.

The company is offering its securities in all states.

Selling Shareholders

No founders will be selling securities into the offering; all net proceeds in this offering will go to Thunder Energies Corp.

Piggyback Rights

Existing holders of common stock, convertible preferred shares and convertible notes will be eligible to obtain Piggyback Rights with respect to their ability to remove restrictive legends from their shares and obtain free trading stock.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the company will accept tenders of funds to purchase the shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the Offering is open for investment. (NOTE: AT THIS TIME NO “TEST THE WATER” PRESENTATIONS HAVE BEEN MADE, NO PROSPECTIVE INVESTIONS HAVE SUBMITTED INDICATIONS OF INTEREST AND NO PRESENTATION MATERIALS ARE AVAILABLE). We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing.".

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

10

The company intends to engage a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to the transfer agent for the above services to be $35,000 annually.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a $20,000 consulting fee that will be due after FINRA issues a No Objection Letter and the Commission qualifies the Offering. An assumption of $755,000 in total fees paid to Dalmore were used in estimating the expenses of this Offering.

11

USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this Offering. The company currently estimates that, at a per share price of $5, the net proceeds from the sale of the 15,000,000 shares of Preferred Stock will likely be $71,300,000 after deducting the estimated offering expenses of approximately $3,700,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios:

	25%	50%	75%	100%
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Estimated Offering Expenses	$736,250	$1,472,500	$2,208,750	$2,945,000
Dalmore	$188,750	$377,500	$566,250	$755,000
Net Proceeds	$17,825,000	$35,650,000	$53,475,000	$71,300,000

Overhead - 12 months	$1,782,500	$3,565,000	$5,347,500	$7,130,000

Real Estate Acquisition	$8,021,250	$20,855,250	$24,063,750	$32,085,000

Mining Acquisitions	$4,812,750	$4,812,750	$4,812,750	$4,812,750

Entertainment/Lifestyle Acquisitions	$3,208,500	$3,208,500	$9,625,500	$13,636,125

Infrastructure Technologies	$0	$2,406,375	$7,219,125	$10,227,094

NASDAQ Uplift[1]	$0	$802,125	$2,406,375	$3,409,031

1	The Company currently plans to file for an uplift to NASDAQ but the uplift is not contingent upon final approval of this listing and offering.

12

THE COMPANY’S BUSINESS

THUNDER ENERGIES BUSINESS OVERVIEW

Our principal business objective is to generate revenue through strategic acquisitions, partnerships and joint ventures that focus on income generation. We achieve this vision through prudent management of borrowed funds together with our capital and shareholders’ equity that is invested primarily in a diversified balance sheet of real estate investments and other cash flowing companies that earns our shareholders a return on investment and share value appreciation.

The business is financed by an appropriate mix of shareholders’ equity and future sale of corporate debt to achieve its primary business objective of an annual return on equity while maintaining a sound financial structure. This is achieved by rigorous due diligence to vet companies and assets that have significant upside potential and cash flow while minimizing risks through a financial strategy that pursues an “absolute return” or positive returns to preserve investor capital and returns to our shareholders. This strategy enables the company to maximize profitability by taking advantage of different market cycles across various industries and diversifying risk.

We believe that our business objectives are supported through our long-term conservative financial vision, the diversity of our acquisition strategy and comprehensive risk management approach to preserve investor capital for our shareholders.

KEYS TO SUCCESS

Thunder Energies’ key to success is the effective negotiation of value in the acquisition of certain income producing assets where the return on investment is based on asset appreciation and cash flow from the asset. The Company’s management team are seasoned real estate developers, business managers and financial strategy specialists.

THE COMPANY’S CURRENT ACQUISITIONS, JOINT VENTURES AND PARTNERS

At the current time the Company has acquired or is in the process of acquiring the rights or ownership in several diversified assets:

1.

Fourth and One, LLC (Fourth and One) – Thunder Energies acquired fifty-one point five percent (51.5%) of Fourth and One, LLC’s interest in W.C. Mine Holdings which equates to 30.9% ownership of the property rights and development of the Kinsley Mountain mine project. Fourth and One will be distributing the resources to the market. In addition to the mineral rights, Thunder Energies has the surface rights which will be used by Bear Village as a third resort development site two hours outside of Salt Lake City.

Bear Village (discussed below) will start analysis of the site and local family activities such as hiking, spelunking and panning for gold along with the traditional resort amenities.

With respect to the mining operation the preliminary rock sampling is complete which indicates significant commercial minerals and ores available including silver, lead, copper, other critical metals, gold and marble. The estimated valuation of the property is $33 million based on a November 17, 2022 review of site data (Please refer to the attached Kinsley Mountain Valuation document). The Kinsley Mountain property is located in the Antelope Mountains in northeastern Nevada divided by Elko County to the north and White Pine County to the south. It is approximately 93.2 miles (150 km) northeast of Ely, Nevada and 51.6 miles (83 km) southwest of Wendover, Nevada.

13

The Kinsley Mountain property is attractive as a precious and base metal (battery metals) prospect for the following reasons:

•	Favorable jurisdiction for the conduct of exploration and mining activities. Nevada is considered one of the best localities in the world for finding and developing a mineral resource.

•	Recent drilling by other mining companies has demonstrated the existence of significant gold mineralization in a geologic setting very similar to that which exists in the NW portion of the claim block and at possibly a shallower depth and other mining companies have expressed interest in leasing this ground.

•	The geology, mineralogy and milling details are well known in the general area.

•	Permitting, environmental, and infrastructure concerns are minimal.

•	Water rights have been secured.

•	Critical base metals have been identified and historically produced from the property. Copper, tungsten, lead, molybdenum, zinc, antimony and bismuth have been found in ore concentrations and in anomalous amounts.

As part of the agreement Thunder Energies has the rights to develop the surface as a family resort with its Bear Village, Inc. affiliate.

2.

Bear Village Resorts, Inc. (Bear Village) – Thunder Energies shares common ownership with this company and it is now wholly owned as a subsidiary of Thunder Energies. Bear Village is focused on development of family resorts. The management team is actively involved in the operation of this company and its real estate development strategy. Bear Village has properties planned in Commerce, GA and Pigeon Forge, TN. The subsidiary is also evaluating the Kinsley Mountain property to determine the best mode of creating a family resort.

Bear Village has identified the drive to destination resort market as its primary interest and has focused its efforts on the development of premiere Family Destination Resort featuring Eco-Friendly, Eco-Tourism in conjunction with education in a heavily themed Resort. The initial developments are primarily focused on Georgia, Tennessee, and Nevada. The Company has two resorts in the planning and development phases. The first, in Commerce, GA has the land under contract and the Company is proceeding with concept development with, water/sewer utilities available to the property Banks County in GA. A second proposed property located in Sevier County, Tennessee, and is in a planning and land acquisition phase. The Nevada property is newly acquired and initial master plans are being developed. Additional properties will be acquired as destination resort demographics are evaluated. The goal is to provide family get away resorts from cities and suburb communities within a four or five-hour driving radius of the resorts.

Strategic partners will own portions of the assets and business within each Resort. As an example, the daily operations and general management of the hotel portion of the resorts will be performed by Fairview Hospitality LLC, working in unison with Bear Village, and its team of industry professionals each with over 20 years in the hospitality industry. Fairview Hospitality will provide a professional, experienced on-site management team.

Quality family entertainment and experiences is the primary focus of Bear Village. The construction and commercialization of the proposed resorts is factored into the use of funds detailed within.

The first resort to be developed is Commerce, Georgia, which is situated on 66 acres. The company's proposed resort will be designed to provide the type of facilities the current market demands. Situated on the land will be a 250+ unit Condominium development, 250+ Time Share units, 250 room resort hotel, 80,000 sq. ft. Indoor Water Park, 90,000 sq. ft. Family Entertainment Center and 20,000 sq. ft. banquet and conference center. Within the resort facilities will be numerous revenue centers including multiple food and beverage outlets, unique retail outlets, chair lift unique photo opportunities, our unique Family Entertainment Center.

14

3.

Truvata Holdings Limited/RoRa Holdings, Inc. (Truvata) – Thunder Energies entered into a contingent convertible promissory note with Truvata on May 12, 2022. The conversion of the promissory note is contingent upon the listing of the RoRa Prime coin on a United States exchange. To date Truvata has not successfully obtain approved listing status as an asset back coin. Once listed the coins will be on the Thunder Energies balance sheet as an asset which can be leveraged as collateral to obtain favorable construction financing.

This new crypto currency is backed by real assets, including copper mines, gold, rhodium, real estate, oil and gas, precious gems and various other high-value assets. As a decentralized cryptocurrency based on Ethereum, the RoRa™ Prime coins are inherently stable assets and provide a convenient means of value for regular transactions. RoRa™ Prime coins expand the mobility of crypto assets across the ecosystem as adoption increases within the Global FI standards. The synergistic management philosophies of providing asset backed business models is an excellent match as both companies grow in their respective fields.

RoRa obtains the benefit of holding shares backed by real estate while Thunder Energies has a stable asset that may be used as collateral for further acquisition of additional real estate and development.

At the current time the coins are not listed on Thunder Energies’ Balance Sheet because RoRa has not been listed.

4.	NextMart, Inc. (NextMart) is a publicly traded company that is acquiring environmentally friendly water purification technologies and solar energy for industrial applications. Thunder Energies is negotiating the formation of a joint venture where NextMart will expand into commercial and drinking water applications with eco-friendly power generation and water recovery systems for Thunder Energies’ resorts developed by Bear Village and other real estate projects.

5.	Las Vegas Aces (Aces) – Thunder Energies announced on December 20, 2022, that it has negotiated a marketing agreement with the Las Vegas Aces WNBA team that is owned by Mark Davis who also owns the Las Vegas Raiders NFL team. The agreement provides Thunder Energies the opportunity market its real estate development projects and assets through the Aces to bring brand recognition to Thunder Energies owned companies, its Nevada owned Kinsley Mountain asset and to strengthen their ties to champion change in multiple industries. The Aces are the 2022 and 2023 WNBA Champions after only their fifth season and they have advanced to the postseason in each of the last four years and these two forward-thinking and like-minded organizations will help to align both brands into the future.

The purpose of the aforementioned agreements are as follows:

1.	To realize operational profits through the minority owned WC Mine Holdings while developing a third family resort through the Bear Village subsidiary.
2.	To create an infrastructure development company with NextMart to provide an eco-friendly experience to its visitors then expand into other real estate eco-friendly developments.
3.	The pending crypto currency equity swap agreement with Truvata will provide operational liquidity to Thunder Energies for real estate development and acquisition.
4.

To provide marketing and brand awareness to Thunder Energies joint venture partnerships with Fourth and Ones’ Kinsley Mountain family resort project in Nevada and the other resorts in Georgia and Tennessee along with the eco-friendly infrastructure principals supplied by the potential NextMart joint venture. Other future real estate and development acquisitions may also be marketed through the Aces sponsorship.

15

CONFLICTS OF INTEREST

We are not aware of any conflicts of interest between the founders of Thunder Energies Corp. and the founders. Potential sources of conflicts are discussed below.

General

At the current time management contracts do not have conflicts in the operation of the Company.

Bear Village

Bear Village shares common ownership with Thunder Energies and a full acquisition of Bear Village is planned. To avoid any conflicts of interest the acquisition will be for a de minimis amount.

Allocation of Our Affiliates’ Time

Thunder Energies relies on Thunder Energies executive officers and other professionals who act on behalf of Thunder Energies, for the day-to-day operation of our business.

As a result of the executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to Thunder Energies and other entities and other business activities in which they are involved. However, the company believes that the executive officers and investment professionals have sufficient depth to fully discharge their responsibilities to the company and the other entities for which they work. The long-term plan is for the executives to resign from their other operations and dedicate their time to Thunder Energies.

Receipt of Fees and Other Compensation by Thunder Energies and its Affiliates

Thunder Energies and its affiliates will receive substantial fees from the company, which fees will not be negotiated at arm’s length. These fees could influence Thunder Energies advice to the company as well as the judgment of the affiliated executives of Thunder Energies. For additional information see “The Company’s Business – Support from Thunder Energies” for conflicts relating to the payment structure between Thunder Energies and its’ affiliates.

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes information from the audited financial statements for the periods ending December 31, 2022 and March 31, 2023, and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. Audited financials are be completed in accordance with the Regulation A requirements and have been filed with the SEC through the EDGAR System.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Thunder Energies is an OTC Markets listed company (OTC:TNRG) and is fully PCAOB audited with a pending OTCQB filing on OTC Markets. The current ownership group purchased controlling interest in the company on February 23, 2022. Since that time the Company has continued to clean the financials, update the corporate finings and structure. The Company is up to date on filing will continue to file its Annual and Quarterly reports with PCAOB audit review.

Results of Operations

Over the past 12 months, the prior ownership allowed its business to decline with $0 revenues. The current ownership has taken over the prior management and reviewed all financials and updated all the filings.

As a result of the foregoing, the company generated a net loss of $5,466,473 which includes loss from operations of $2,386,303 with additional losses due to stock and interest expenses totaling $3,080,170 through December 31, 2022. For the 3 month period ending March 31, 2023, the company generated a net loss of $2,866,314 which includes loss from operations of $531,690 with additional losses due to stock and interest expenses totaling $2,334,624.

Plan of Operation

Upon completion of this Offering, the company intends to fund investments with the proceeds from this Offering and use strategic acquisition of assets.

17

SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Eric Collins	Director, Chairman	57	Indefinite - July 21, 2022
Ricardo Haynes	Director	55	Indefinite - July 21, 2022
Lance Lehr	Director	56	Indefinite - July 21, 2022
Tori White	Director	30	Indefinite - July 21, 2022
Donald R. Keer	Director	61	Indefinite - July 21, 2022

OTCQX requires independent directors

The table below sets forth the officers of THUNDER ENERGIES.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Eric Collins	Director, Chairman	57	Indefinite - July 21, 2022
Ricardo Haynes	President/CEO	55	Indefinite - July 21, 2022
Lance Lehr	VP Operations	56	Indefinite - July 21, 2022
Tori White	Development Consultant	30	Indefinite - July 21, 2022
Donald R. Keer	Attorney, Secretary, Treasury	61	Indefinite - July 21, 2022

Biographies

Eric Collins - Director, Chairman

Mr. Collins is a well-polished leader with over 39 years in project management experience specializing in logistics planning for the U.S. Air Force, Special Operation Forces Division where he was responsible for oversight, coordination and execution of operational cost efficiencies of funds, time, material and facilities to resolve problems and issues in support and maintenance programs. This included preparing briefings and presentations for senior leadership using methods such as data mining, data modeling, and or cost or benefit analysis to acquire and secure new government contracts. Over the past 5 years Mr. Collins has continued working with the US Air Force at Warner Robins Air Base where he manages the defense budget and contracts. He has also worked for Top Flight Development Group Inc. in Atlanta, GA buying and selling property for residential development.

Ricardo Haynes

President/CEO

Highly accomplished business development executive with more than 20 years of experience in producing exponential revenue growth, cultivating enduring relationships within the hospitality and financial industry. Worked for Marriot Corporation for over 15 years in property development, licensing and investment. Also operated in the financial industry providing corporate bond placement and project financing. Total experience includes commercial real estate sales and loan origination with regional and nationally based lending institutions, corporate finance consulting. Grass roots development experience in creating and issuing collateralized bond obligation and related instruments. Over the last 5 years Mr. Haynes has worked assisting clients in construction financing in both commercial and hospitality markets with Candela Group, Ltd. In Alberta, Canada.

18

Lance L. Lehr

Operations Manager

Mr. Lehr has 25 years of senior management experience in the Hospitality Industry. He has worked at the senior most level of projects ranging from Ski Area’s with Hotel, Condo, F&B and Adventure Parks to Indoor Water Park Resorts development and operations. Mr. Lehr serves as a senior advisor to one POS, a hospitality technology leader and has developed numerous independent companies and concepts. His entrepreneurial management style of leadership empowers associates and holds them accountable for high level performance. This has led to the successful development and operation of several companies in the hospitality industry that focus on franchise like systems and aggressive labor and cost management. Mr. Lehr’s entrepreneurial focus leads to creative solutions that deliver superior result in today’s dynamic marketplace. Through aggressive cost control coupled with out of the box sales building efforts and an intense focus on the guest experience, Mr. Lehr has been able to provide superior long term results for his clients. Over the past 5 years has worked as President of Hybrid Hospitality, LTD in Erie, PA developing amusement parks, water parks and hospitality properties for clients.

Tori White

Development Consultant

Ms. White has been working for Northpointe Realty since 2015 in commercial and residential real estate leasing and contracting. Prior to that, she worked at Jlew Enterprises, LLC in Boca Raton, FL in their residential construction group from 2012-2015. Over the last 5 years Ms. White has marketed and sold commercial and residential real estate.

Donald R. Keer, P.E., ESQ.

Corporate Attorney

Mr. Keer is an attorney and a professional engineer who spent the first half of his career as a construction project manager working for Fluor Corporation and then local developers in New Jersey and Pennsylvania. Mr. Keer has also been an expert witness for various construction issues including delay damages, building code standards, construction technologies and insurance claims.

For the past 25 years Mr. Keer has represented business clients working on construction projects, real estate development, mergers and acquisitions and publicly traded companies to ensure their businesses and construction projects move forward in a timely manner. He is a sole practitioner and has had his own law practice for 25 years.

19

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The company paid Ricardo Haynes $47,708 and $37,500 through December 31, 2022 and March 31, 2023 respectively and did not pay any of its other officers or directors a salary.

The company intends to pay salaries within 12 months after of the approval of this Offering. The highest paid officers of the company will have employment agreements and salaries negotiated. Salaries are targeted to be as follows:

Name	Position	Annual Compensation
Eric Collins	Chairman/COO	$100,000
Ricardo Haynes	President/CEO	$250,000
Lance Lehr	VP Operations	$100,000
Tori White	Director/Development Consultant	$100,000
Donald R. Keer	Corporate Counsel	$150,000

All compensation will be on behalf of the company by Thunder Energies Corp. and allocated to the subsidiaries.

In the future, the company will have to pay its officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add additional executives, including but not limited to, a General Manager, a Food and Beverage Manager and Resort Managers.

20

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

GENERALLY

Thunder Energies Corp. is authorized to issue 900,000,000 shares of common stock, $0.001 par value per share, in the Company and 750,000,000 shares of preferred stock. As of March 31, 2023, 25,140,735 shares of common stock issued and outstanding, 50,000,000 shares of Series A Preferred Stock have been authorized, issued and outstanding,10,000,000 shares of Series B Preferred Stock have been authorized and 69,000 shares issued and outstanding, and 10,000,000 shares of Series C Preferred Stock have been authorized and 10,000 shares issued and outstanding. See “Description of Capital” and “Principal Shareholders.”

We have reserved 15,000,000 shares of common stock for this issuance under the Thunder Energies Corp.’s private placement. The Company has not issued any options.

COMMON STOCK

Holders of outstanding shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as may be required by applicable law, holders of outstanding shares of common stock vote together as a single class. Holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of shareholders.

PREFERRED STOCK

Holders of the outstanding shares of Series A Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 15:1 with Piggyback Rights and super majority voting rights of 75% of all voting.

Holders of the outstanding shares of Series B Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 1,000:1 with Piggyback Rights and voting rights of 1,000:1.

Holders of the outstanding shares of Series C Preferred Stock, in accordance with the Certificate of Designation, have no conversion rights and voting rights of 1,000:1.

Principal Shareholders

Title of Class	Name and Address of beneficial owner	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable	Percent of class
Series A Preferred	Ricardo Haynes; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	7,500,000	Restricted	15%
Series A Preferred	Eric Collins; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	12,500,000	Restricted	25%
Series A Preferred	Lance Lehr; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	2,500,000	Restricted	5%
Series A Preferred	Tori White; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	24,000,000	Restricted	48%
Series A Preferred	Donald Keer; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	3,500,000	Restricted	7%

21

Title of Class	Name and Address of beneficial owner	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable	Percent of class (1)
Series B Preferred	Ricardo Haynes; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	750	Restricted	1.18%
Series B Preferred	Eric Collins; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	1,250	Restricted	1.97%
Series B Preferred	Lance Lehr; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	250	Restricted	0.39%
Series B Preferred	Tori White; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	2,400	Restricted	3.78%
Series B Preferred	Donald Keer; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	350	Restricted	0.55%
Series B Preferred	Top Flight Development Group; 1447 Peachtree St., Suite 230, Atlanta, Georgia 30309	58,500	Restricted	92.13%

(1)	Series B Preferred is a convertible stock. 48,600 Shares were converted between the issuance of the 10Q dated March 31, 2023 published May 15, 2023 and the date of this offering.

Title of Class	Name and Address of beneficial owner	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable	Percent of class
Series C Preferred	Ricardo Haynes; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	1,500	Restricted	15%
Series C Preferred	Eric Collins; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	2,500	Restricted	25%
Series C Preferred	Lance Lehr; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	500	Restricted	5%
Series C Preferred	Tori White; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	4,800	Restricted	48%
Series C Preferred	Donald Keer; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	700	Restricted	7%

22

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Services Agreement and Employment Agreements

No Management Services Agreement is in place with any of the management team.

23

SECURITIES BEING OFFERED

Thunder Energies Corp. is offering Common Stock in this Offering. The company is qualifying up to 15,000,000 shares of Common Stock under this Offering Statement, of which this Offering Circular is part. Thunder Energies authorized capital stock consists of 900,000,000 shares of Common Stock (the “Common Stock”), at $0.001 par value, of which 25,140,735 shares are Common Stock are issued.

The following is a summary of the rights of Thunder Energies’ capital common stock as provided in its Amended and Restated Certificate of Incorporation, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

For a complete description of Thunder Energies’ capital stock, you should refer to its Amended and Restated Certificate of Incorporation and Bylaws, and applicable provisions of the Florida General Corporation Law.

24

THUNDER ENERGIES CORP.

F-1

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash	$32,210	$48,881
Notes receivable - related party	27,835	26,200
Deferred offering costs	25,750	9,000
Prepaid expenses and other assets	2,403,000	61,811
Total current assets	2,488,795	145,892

Total assets	$2,488,795	$145,892

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$80,019	$82,819
Accrued expenses	1,552,438	283,745
Derivative liability	93,969	85,590
Short-term convertible notes payable, net of discount of $0 and $0, respectively	2,037,066	1,568,366
Accrued interest	7,082,511	4,756,266
Total current liabilities	10,846,003	6,776,786
Non-current liabilities:
Long-term convertible notes payable	8,000	8,000
Total non-current liabilities	8,000	8,000
Total liabilities	10,854,003	6,784,786

Commitments and contingencies (Note 9)

Stockholders' deficit
Preferred stock - Series A: $0.001 par value, 50,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Preferred stock - Series B: $0.001 par value, 10,000,000 authorized; 69,000 and 5,000 shares issued and outstanding, respectively	69	5
Preferred stock - Series C: $0.001 par value, 10,000,000 authorized; 10,000 and 10,000 shares issued and outstanding, respectively	10	10
Common stock: $0.001 par value 900,000,000 authorized; 25,140,735 and 25,140,735 shares issued and outstanding, respectively	25,140	25,140
Additional paid-in-capital	1,912,824	720,888
Common stock to be issued	–	52,000
Accumulated deficit	(10,353,251)	(7,486,937)
Total stockholders' deficit	(8,365,208)	(6,638,894)
Total liabilities and stockholders' deficit	$2,488,795	$145,892

See notes to unaudited condensed consolidated financial statements

F-2

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2023	2022

Net revenues	$–	$–

Cost of sales	–	–

Gross Profit	–	–

Operating expenses:
Advertising and marketing expenses	209,014	–
Stock based compensation	–	750,000
General and administrative	322,676	54,450
Total operating expenses	531,690	804,450
Loss from operations	(531,690)	(804,450)

Other (income) expense:
Change in derivative liability	8,379	(3,339)
Accretion of debt discount	–	77,671
Interest expense	2,326,245	469,992
Gain on disposal of discontinued operations	–	(901,000)
Total other (income)	2,334,624	(356,676)

Loss before income taxes	(2,866,314)	(447,774)
Income taxes	–	–

Net loss	$(2,866,314)	$(447,774)

Net loss per share, basic and diluted	$(0.06)	$(0.01)

Weighted average number of shares outstanding
Basic and diluted	47,940,735	69,529,624

See notes to unaudited condensed consolidated financial statements

F-3

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit

	Preferred Stock A*		Preferred Stock B*		Preferred Stock C*
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 1, 2022	50,000,000	$50,000	5,000	$5	10,000	$10
Common shares returned to treasury for cancellation*	–	–	–	–	–	–
Issuance of fully vested common shares issued against employment services*#	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, March 31, 2022	50,000,000	$50,000	5,000	$5	10,000	$10

Balance, January 1, 2023	50,000,000	$50,000	5,000	$5	10,000	$10
Common shares issued for services	–	–	–	–	–	–
Conversion of common stock for Series B preferred stock#	–	–	64,000	64	–	–
Net loss	–	–	–	–	–	–
Balance, March 31, 2023	50,000,000	$50,000	69,000	$69	10,000	$10

(continued)

			Common Stock		Additional		Total
	Common Stock		to be Issued		Paid	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit

Balance, January 1, 2022	80,140,735	$80,140	–	$–	$(693,112)	$(2,020,464)	$(2,583,421)
Common shares returned to treasury for cancellation*	(55,000,000)	(55,000)	–	–	55,000	–	–
Issuance of fully vested common shares issued against employment services#	–	–	25,000,000	25,000	725,000	–	750,000
Net loss	–	–	–	–	–	(447,774)	(447,774)
Balance, March 31, 2022	25,140,735	$25,140	25,000,000	$25,000	$86,888	$(2,468,238)	$(2,281,195)

Balance, January 1, 2023	25,140,735	$25,140	52,000,000	$52,000	$720,888	$(7,486,937)	$(6,638,894)
Common shares issued for services	–	–	12,000,000	12,000	1,128,000	–	1,140,000
Conversion of common stock for Series B preferred stock#	–	–	(64,000,000)	(64,000)	63,936	–	–
Net loss	–	–	–	–	–	(2,866,314)	(2,866,314)
Balance, March 31, 2023	25,140,735	$25,140	–	$–	$1,912,824	$(10,353,251)	$(8,365,208)

* Per Note 1, on acquisition of TNRG Preferred Stock, Mr. Shvo (the Company’s previous CEO) submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation. In addition, on February 28, 2022, Mr. Shvo sold 100% of the issued and outstanding shares of preferred stock of the Company to purchaser, as defined.

# Relates to issue of unregistered securities as described in Note 6. In addition, in January 2023, the Company issued 12,000,000 common shares. All shares are reflected in the Company’s disclosures. These shares were subsequently converted to Series B preferred shares in February 2023.

See notes to unaudited condensed consolidated financial statements

F-4

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(2,866,314)	$(447,774)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Accretion of debt discount	–	77,671
Change in fair value of derivative liability	8,379	(3,339)
Gain on disposal of discontinued operations	–	(901,000)
Stock based compensation	–	750,000
Changes in operating assets and liabilities:
Notes receivable - related party	(1,635)	–
Deferred offering costs	(16,750)	–
Prepaid expenses	(1,189)	–
Accounts payable	(2,800)	54,648
Accrued interest	2,326,245	469,994
Accrued expenses	68,693	–
Other current liabilities	–	–
Net cash (used in) provided by operating activities	(485,371)	200

Cash flows from financing activities:
Proceeds from convertible notes payable	468,700	–
Net cash provided by financing activities	468,700	–

Net (decrease) increase in cash	(16,671)	200

Cash at beginning of period	48,881	–
Cash at end of period	$32,210	$200

Non-cash investing and financing activities:
Issuance of common stock for finder's fees in conjunction with investment	$1,140,000	$–
Accrued expenses for finder's fees in conjunction with investment	$1,200,000	$–
Conversion of common stock for Series B preferred stock	$64,000	$–
Common shares returned to treasury for cancellation	$–	$55,000

See notes to unaudited condensed consolidated financial statements

F-5

THUNDER ENERGIES CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2023 and 2022

NOTE 1 – NATURE OF BUSINESS

Corporate History and Background

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Company’s principal office address to PMB 388, 8570 Stirling Rd., Suite 102, Hollywood, FL, 33024.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder (“Shareholders”) of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Company on behalf of the Shareholders and was recorded as compensation expense.

The Preferred Stock acquired by the Purchaser consisted of:

1. 50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.

2. 5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

3. 10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As part of the Purchase, on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and THEHEMPLUG, LLC a Florida limited liability company (“HP”), both of which are wholly-owned subsidiaries of TNRG.

F-6

The purchase price of $50,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Seller by the Company on behalf of the Purchasers. The Company had been in discussions with the Purchasers for repayment and finalized the Employment Agreements (“Employment Agreements”) on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price as compensation on March 1, 2022. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

1) Purchaser accepts TNRG subject to the following existing debt and obligations:

a. $35,000 Convertible Note held by ELSR plus accrued interest

b. $85,766 Convertible Note held by ELSR and SP11 plus accrued interest

c. $220,000 Convertible Note held by 109 Canon plus accrued interest

d. $410,000 Convertible Note held by Moshe Zucker plus accrued interest of which $190,000 has recently been converted into 3,800,000 shares of restricted common stock.

e. Auditor Invoice estimated at $30,000 past due and $37,000 for completion of 2021

f. Accountant Invoice estimated at $42,500 and approximately $4,500 for completion of 2021

g. No other debt or liability is being assumed by Purchaser

h. Purchaser specifically assumes no liability regarding any dispute between Orel Ben Simon and the Seller. Seller shall indemnify Company as required in the body of the Agreement.

i. Company may be subject to potential liability and legal fees and associated costs regarding the FCV Matter if in excess of the Seller indemnification provisions set forth in Section 11 of the Agreement

j. Purchaser on behalf of the Company is responsible for assuring the Company’s timely payment of all Company federal and state and any related tax obligations for fiscal year 2021 with the exception of taxes due relating to income, sales, license, business or any other taxes associated with Nature and HP

2) The transfer to Seller of all of TNRG’s security ownership interest in each of Nature and HP shall include the following existing Nature debt and related matters:

a. EIDL Loan ($149,490 plus $9,290 accrued interest)

b. $72,743 note due to Orel Ben Simon plus accrued interest

c. All cases in action and potential legal liabilities concerning current disputes with Nature, HP, Ben Simon, Seller and any other parties.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Mr. Adam Levy, Mr. Bruce W.D. Barren, Ms. Solange Bar and Mr. Yogev Shvo (Chairman) have either resigned or been voted out of their positions.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Ricardo Haynes became the sole Director, CEO and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

Fiscal Year 2020

On July 1, 2020, Yogev Shvo, a third party individual and principal shareholder of Nature Consulting LLC (“Nature” or “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of TNRG from Saveene Corporation, a Florida corporation (the “Seller”) (The “Purchase”). The purchase price of $250,000 for the Preferred Stock was paid in cash and was provided from the individual private funds of Purchaser.

F-7

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

NOTE 2 – BASIS OF PRESENTATION

The accompanying interim unaudited condensed consolidated financial statements (“Interim Financial Statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and are presented in accordance with the requirements of Rule 10-01 of Regulation S-X. Accordingly, these Interim Financial Statements do not include all of the information and notes required by GAAP for complete financial statements. These Interim Financial Statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2022 included in the Form 10-K filed with the SEC on March 31, 2023. In the opinion of management, the Interim Financial Statements included herein contain all adjustments, including normal recurring adjustments, considered necessary to present fairly the Company’s financial position, the results of operations and cash flows for the periods presented. The operating results and cash flows of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $10,353,251 and $7,486,937 at March 31, 2023 and December 31, 2022, respectively, had a working capital deficit of $8,357,208 and $6,630,894 at March 31, 2023 and December 31, 2022, respectively, and had a net loss of $2,866,314 and $447,774 for the three months ended March 31, 2023 and 2022, respectively, with limited revenue earned since inception, no current revenue generating operations, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

F-8

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: derivative valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in a bank account in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Accounts Receivable

Accounts receivable are non-interest-bearing obligations due under normal course of business. Management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company has no allowance for doubtful accounts as of March 31, 2023 and December 31, 2022.

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

F-9

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Consolidated Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the Consolidated Statements of Operations.

ASC 740-10-30 was adopted from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, and currently, the Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded when they are incurred. Advertising and marketing expense was $209,014 and $0 for the three months ended March 31, 2023 and 2022, respectively.

Revenue Recognition

On January 19, 2019 (date of formation), the Company adopted Accounting Standards Codification 606 (“ASC 606”), Revenue from Contracts with Customers. Results for the reporting periods beginning on January 19, 2019 (date of formation) are presented under ASC 606.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

F-10

At contract inception, the Company assesses the services promised in our contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. The Company allocates the entire transaction price to a single performance obligation.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the discounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. The Company recorded no impairments as of March 31, 2023 and December 31, 2022.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Leases

The Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2023 and December 31, 2022, the fair value of cash, notes receivable, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

F-11

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

The derivatives are evaluated under the hierarchy of ASC 480-10, ASC Paragraph 815-25-1 and ASC Subparagraph 815-10-15-74 addressing embedded derivatives. The fair value of the Level 3 financial instruments was performed internally by the Company using the Black Scholes valuation method.

The following table summarize the Company’s fair value measurements by level at March 31, 2023 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$93,969

The following table summarize the Company’s fair value measurements by level at December 31, 2022 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$85,590

Debt

The Company issues debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When the Company issues debt with warrants, the Company treats the warrants as a debt discount, records them as a contra-liability against the debt, and amortizes the discount over the life of the underlying debt as amortization of debt discount expense in the Consolidated Statements of Operations. When the warrants require equity treatment under ASC 815, the offset to the contra-liability is recorded as additional paid in capital in our balance sheet. When the Company issues debt with warrants that require liability treatment under ASC 815, such as a clause requiring repricing, the warrants are considered to be a derivative that is recorded as a liability at fair value. If the initial value of the warrant derivative liability is higher than the fair value of the associated debt, the excess is recognized immediately as interest expense. The warrant derivative liability is adjusted to its fair value at the end of each reporting period, with the change being recorded as expense or gain to Other (income) expense in the Consolidated Statements of Operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense.  The debt is treated as conventional debt.

F-12

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black Scholes method upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the Consolidated Statement of Operations. The debt discount is amortized through interest expense over the life of the debt.

Convertible debt – beneficial conversion feature – If the conversion feature is not treated as a derivative, we assess whether it is a beneficial conversion feature (“BCF”). A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible and is recorded as additional paid in capital and as a debt discount in the Consolidated Balance Sheet. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the statement of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the Consolidated Statement of Operations.

If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Loss per Share

The computation of loss per share included in the Consolidated Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share” as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock to be issued) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	March 31, 2023	December 31, 2022
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	69,000,000	5,000,000
Total potentially dilutive shares	569,000,000	505,000,000

F-13

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known loss commitments or contingencies as of March 31, 2023 and December 31, 2022.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Recent Accounting Pronouncements

Recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – PREPAID EXPENSES AND OTHER ASSETS

As of March 31, 2023, the Company had prepaid expenses for consulting services related to Investment in WC Mine Holdings of $2,340,000. On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. As part of the consideration terms of the agreement, Top Flight was entitled to a total of 12,000,000 common shares, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights (see Note 9). On January 5, 2023, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to investment in WC Mine Holdings in exchange of promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000 and accordingly, the Company issued 12,000,000 common shares to Top Flight valued at $1,140,000 on January 5, 2023. Since this agreement is contingent on until such time as the Coin is ‘live” on NYXEX exchange and the Company’s Regulation A being declared effective, the shares issued valued at $1,140,000 along with bonus of $1,200,000 recorded as prepaid expenses as of March 31, 2023. Also, the amount of bonus is payable as of March 31, 2023 and shown as accrued expenses in the Condensed Consolidated Balance Sheet.

F-14

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible Note Payable

Short Term

$85,766 Note

On April 22, 2019; The Company executed a convertible promissory note with GHS Investments, LLC (“GHS Note”). The GHS Note carries a principal balance of $57,000 together with an interest rate of eight (8%) per annum and a maturity date of February 21, 2020. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share) in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this GHS Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. As of December 31, 2019, the principal balance outstanding was $57,000.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-five percent (65%) of the lowest trading prices for the Common Stock during the twenty (20) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of thirty-five percent (35%).

On January 9, 2020, Mina Mar Corporation, a Florida corporation (d/b/a Mina Mar Group) acquired 50,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of Thunder Energies Corporation (the “Company”), from Hadronic Technologies, Inc., a Florida corporation. The purchase price of $94,766 for the Preferred Stock was paid by the assumption of a Company note obligation of $85,766 by Emry Capital Inc (“Emry”), with the balance paid in cash.

On March 24, 2020, the then current note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares into series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766 as of March 31, 2023.

The Company accounts for an embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. The Company recorded a derivative liability of $93,969 and $85,590 as of March 31, 2023 and December 31, 2022, and recorded a change in derivative liability of $8,379 and $(3,339) during the three months ended March 31, 2023 and 2022, respectively.

On June 24, 2020, Emry, holder of a convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. The Company recorded default interest of $14,931 and $7,398 during the three months ended March 31, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the GHS Note into the Company’s common stock upon the Company’s Regulation A being declared effective.

F-15

On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices. The Company will no longer accrue interest or penalties on these Notes. The Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of March 31, 2023.

$220,000 Note

On September 21, 2020, the Company issued a convertible promissory note in the principal amount of $220,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $220,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations. The principal balance due at March 31, 2023 is $220,000 and is presented as a short-term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. On July 19, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. In exchange for the Agreement, the Company agreed to pay a one-time interest charge of $11,680 in the year ended December 31, 2021. The Company recorded default interest of $16,611 and $13,560 during the three months ended March 31, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Regulation A being declared effective.

$410,000 Note (previously $600,000)

On October 9 and October 16, 2020, the Company issued a convertible promissory note in the principal amount totaling $600,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

F-16

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $600,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock. The principal balance of $410,000 was due October 16, 2022 and is presented as a short term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. On July 15, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. The Company recorded default interest of $30,517 and $24,891 during the three months ended March 31, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Regulation A being declared effective.

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 for aggregate gross proceeds of $1,469,300 (including $1,500 against which services were received) through March 31, 2023. Notes totaling $300,000 issued in February 2023 and December 2022 allows for the repurchase of up to a total of 385,714 converted common shares at $2.50 per share and notes totaling $100,000 issued in March 2023 allows for the repurchase of up to a total of 100,000 converted common shares at $2.75 per share should the Company fail to meet the Regulation A Tier II offering of $5.00 per share. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.07 per share for notes amounting to $750,100, $0.70 per share for notes amounting to $284,200, and $1.00 per share for notes amounting to $435,000 into the Company’s common stock if before any public offering. The April 2022 Notes include customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does not have a BCF.

The Company has not repaid fifty convertible notes totaling $487,100 and these convertible notes are now in default. The Company is currently in discussions with these note holders to convert the Notes into the Company’s common stock upon the Company’s Regulation A being declared effective.

F-17

$4,000,000 Promissory Note

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000. The Fourth & One agreement is contingent on until such time as the Coin is "live" on NYXEX exchange and the Company’s Regulation A being declared effective. The expectation is that the conversion will take place as part of the Regulation A filing (see Note 9).

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 Coins, valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. As amended effective May 7, 2023, the Convertible Promissory Note shall not be enforceable until such time as the Holder’s consideration, RoRa Coin is “live” on an exchange, or swap engine, and available through a mutually agreed upon cryptocurrency wallet such as NyX, MetaMask, Exodus, Ledger, or similar. The expected date for being live is June 3, 2023. The parties agree to establish a time is of the essence date of December 31, 2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by December 31, 2023, then Borrower shall return all RoRa Coins and Holder shall release all claims on any shares or Convertible Promissory Note, Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

Promissory Debenture

On February 15, 2020, the Company entered into Promissory Agreement and Convertible Debentures (“Promissory Debentures”) with Emry for a principal sum of $70,000 (which was paid in two tranches: $50,000, paid on February 15, 2020, and $20,000, paid in April 2020). The Promissory Debentures bear interest, both before and after default, at 15% per month, calculated and compounded monthly. At the election of the holder, at any time during the period between the date of issuance and the one year anniversary of the Promissory Debentures, the Promissory Debentures are convertible into shares of the Company’s common stock at a conversion price of $0.001 per share. In addition, the Promissory Debentures provide for an interest equal to 15% of TNRG annual sales, payable on the 2nd day following the date of issuance of the Company’s audited financial statements.

On June 24, 2020, Emry, holder of (i) Promissory Debentures in principal amount of $70,000 dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

F-18

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock. On November 22, 2021, the loan of $48,000 and accrued and unpaid interest of $573,798 totaling $621,798 was forgiven by EMRY. On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices. The Company will no longer accrue interest or penalties on these Notes. The Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of March 31, 2023.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has been authorized to issue 900,000,000 shares of common stock, $0.001 par value of which there are 25,140,735 issued and outstanding at March 31, 2023 and December 31, 2022, respectively. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

As part of the Purchase, on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and HP, both of which are wholly-owned subsidiaries of TNRG.

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, the Company entered into an Employment Agreement with Mr. Ricardo Haynes whereby Mr. Haynes became the sole Director, CEO and Chairman of the Board, and the acting sole officer of the Company. The Employment Agreement is in effect until September 30, 2027. Under this Engagement Agreement, Mr. Haynes will be entitled to a total of 25,000,000 common shares, vesting immediately, valued at $750,000 (based on the Company’s stock price on the date of issuance). In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares and the bonus are included under prepaid expenses and other assets in the Consolidated Balance Sheets at March 31, 2023.

	•	a total of 28,000,000 common shares, vesting immediately, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in June 2023.

	•	a total of 5,000,000 common shares, vesting immediately, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur in July 2023.

F-19

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

Preferred Stock

The Company has been authorized to issue 50,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

Series B Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder converts into one thousand (1,000) shares of Company common stock.

Series C Non-Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder. The series C is Non-Convertible Preferred Stock.

During February and March 2023, holders of 64,000,000 shares of common stock (57,000,000 shares from related parties and 7,000,000 shares from third parties) elected to exchange these shares for an aggregate of 64,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Company on behalf of the Shareholders and was recorded as compensation expense (see Note 1).

F-20

NOTE 7 – RELATED PARTY TRANSACTIONS

Other than as set forth below, and as disclosed in Notes 6 and 9, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

On April 2, 2022, the Company entered into a demand note (“Demand Note”) with Bear Village, Inc., a related party, for $36,200. The Demand Note bears no interest, is due on demand, and is unsecured. The Company advanced Bear Village $1,635 and received no repayments during the three months ended March 31, 2023. The Company had no advances and received no repayments from Bear Village during the three months ended March 31, 2022. The Company has a balance due from Bear Village of $27,835 as of March 31, 2023.

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

	•	a total of 28,000,000 common shares, vesting immediately, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in June 2023.

	•	a total of 5,000,000 common shares, vesting immediately, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur in July 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the three months ended March 31, 2023.

F-21

During the three months ended March 31, 2023 and 2022, the Company paid Top Flight $245,000 ($75,000 for monthly consulting services and $170,000 for goals based bonus) and $0, respectively, with a balance due of $1,277,000 and $247,000 as of March 31, 2023 and December 31, 2022, respectively.

NOTE 8 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	Three Months Ended March 31,
	2023	2022
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	69,000,000	5,000,000
Total potentially dilutive shares	569,000,000	505,000,000

The following table sets forth the computation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2023	2022

Net loss attributable to the common stockholders	$(2,866,314)	$(447,774)

Basic weighted average outstanding shares of common stock	47,940,735	69,529,624
Dilutive effect of options and warrants	–	–
Diluted weighted average common stock and common stock equivalents	$47,940,735	$69,529,624

Loss per share:
Basic and diluted	$(0.06)	$(0.01)

F-22

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except:

Employment Contracts

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, Mr. Ricardo Haynes, the Company’s sole Director, Chief Executive Officer (“CEO”) and Chairman of the Board, and the acting sole officer of the Company entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022.
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022.
•	Base salary of $11,000 per month paid on a bi-weekly basis starting January 2, 2023.
•	Bonus of $14,201 was paid in November and December 2022.
•	Automobile allowance of $1,500 per month starting January 2, 2023.
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002.
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002.
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002.
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director Real Estate Development.
	○	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	4,800 RoRa Coins in possession of the Company.
•	Mr. Eric Collins, Chairman and Chief Operations Officer.
	○	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	2,500 RoRa Coins in possession of the Company.
•	Mr. Donald Keer, Corporate Counsel
	○	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	700 RoRa Coins in possession of the Company.
•	Mr. Lance Lehr, Chief Operating Officer
	○	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	500 RoRa Coins in possession of the Company.

F-23

The Company had been in discussions with the Shareholders for repayment by them of the Acquisition of Preferred Shares and finalized the Employment Agreements on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price payable by these employees as compensation on March 1, 2022 (see Note 1).

Consulting Agreements

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

• a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares and the bonus are included under prepaid expenses and other assets in the Consolidated Balance Sheets at March 31, 2023.

	•	a total of 28,000,000 common shares, vesting immediately, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in June 2023.

	•	a total of 5,000,000 common shares, vesting immediately, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur in July 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the three months ended March 31, 2023.

During the three months ended March 31, 2023 and 2022, the Company paid Top Flight $245,000 ($75,000 for monthly consulting services and $170,000 for goals based bonus) and $0, respectively, with a balance due of $1,277,000 and $247,000 as of March 31, 2023 and December 31, 2022, respectively.

F-24

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

Investment in WC Mine Holdings

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matured on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s Regulation A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022. The Company is currently in discussions with Fourth & One to convert the promissory note into the Company’s common stock. The expectation is that the conversion will take place as part of the Regulation A filing.

On November 1, 2022, the Company and Fourth & One mutually agreed to terminate the Agreement and the Company was released from any obligations.

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 Coins, valued at $1,450,000. The Fourth & One agreement is contingent on until such time as the Coin is “live” on NYXEX exchange and the Company’s Regulation A being declared effective. The expectation is that the conversion will take place as part of the Regulation A filing.

Sponsorship Agreement

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner. During the three months ended March 31, 2023 and 2022, the Company made no payments to the Aces with a balance due of $243,438 and $36,745 as of March 31, 2023 and December 31, 2022, respectively.

F-25

Financing Engagement Agreement

On August 25, 2022, the Company entered into a Legal Services Agreement with The George Law Group in connection with an issuance of multi-tranched securitization (“Financing”) which shall utilize a pledge of the Company’s stock and other properties currently owned or under the Company’s control. The legal fee shall be one-half of one percent (0.5%) of the par amount of any Financing. The Company has paid a retainer of $21,000 during the three months ended March 31, 2023 with a prepaid balance of $63,000 and $42,000 as of March 31, 2023 and December 31, 2022, respectively.

NOTE 10 – SUBSEQUENT EVENTS

April 2022 Notes

Subsequent to March 31, 2023, the Company offered and sold an additional $202,000 of the April 2022 Notes bearing no interest and are due and payable on December 31, 2023. Notes totaling $200,000 issued in April 2023 allows for the repurchase of up to 400,000 converted common shares at $2.75 per share should the Company fail to meet the Regulation A Tier II offering of $5.00 per share.

ELSR and SP11 Promissory Debenture and Convertible Note

On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices. The Company will no longer accrue interest or penalties on these Notes. The Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of March 31, 2023.

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. As amended effective May 7, 2023, the Convertible Promissory Note shall not be enforceable until such time as the Holder’s consideration, RoRa Coin is “live” on an exchange, or swap engine, and available through a mutually agreed upon cryptocurrency wallet such as NyX, MetaMask, Exodus, Ledger, or similar. The expected date for being live is June 3, 2023. The parties agree to establish a time is of the essence date of December 31, 2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by December 31, 2023, then Borrower shall return all RoRa Coins and Holder shall release all claims on any shares or Convertible Promissory Note.

F-26

THUNDER ENERGIES CORPORATION

Consolidated Balance Sheets

	December 31,
	2022	2021

ASSETS
Current assets:
Cash	$48,881	$–
Notes receivable - related party	26,200	–
Deferred offering costs	9,000	–
Prepaid expenses	61,811	–
Total current assets	145,892	–
Total assets	$145,892	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$82,819	$70,971
Accrued expenses	283,745	–
Derivative liability	85,590	83,404
Short-term convertible notes payable, net of discount of $0 and $241,876, respectively	1,568,366	508,890
Accrued interest	4,756,266	1,019,156
Current liabilities of discontinued operations	–	901,000
Total current liabilities	6,776,786	2,583,421
Non-current liabilities:
Long-term convertible notes payable	8,000	–
Total non-current liabilities	8,000	–
Total liabilities	6,784,786	2,583,421

Commitments and contingencies (Note 15)

Stockholders' deficit
Preferred stock - Series A: $0.001 par value, 50,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Preferred stock - Series B: $0.001 par value, 10,000,000 authorized; 5,000 and 5,000 shares issued and outstanding, respectively	5	5
Preferred stock - Series C: $0.001 par value, 10,000,000 authorized; 10,000 and 10,000 shares issued and outstanding, respectively	10	10
Common stock: $0.001 par value 900,000,000 authorized; 25,140,735 and 80,140,735 shares issued and outstanding, respectively	25,140	80,140
Additional paid-in-capital	720,888	(693,112)
Common stock to be issued	52,000	–
Accumulated deficit	(7,486,937)	(2,020,464)
Total stockholders' deficit	(6,638,894)	(2,583,421)
Total liabilities and stockholders' deficit	$145,892	$–

See notes to consolidated financial statements

F-27

THUNDER ENERGIES CORPORATION

Consolidated Statements of Operations

	Years Ended December 31,
	2022	2021

Net revenues	$–	$–

Cost of sales	–	–

Gross Profit	–	–

Operating expenses:
Advertising and marketing expenses	43,957	–
Stock based compensation	1,411,000	–
General and administrative	931,346	128,900
Total operating expenses	2,386,303	128,900
Loss from operations	(2,386,303)	(128,900)

Other (income) expense:
Change in derivative liability	2,186	(40,776)
Accretion of debt discount	241,876	509,950
Interest expense	3,737,108	1,279,622
Gain on disposal of discontinued operations	(901,000)	(621,798)
Total other expense	3,080,170	1,126,998

Loss before income taxes	(5,466,473)	(1,255,898)
Income taxes	–	–
Loss from continuing operations	(5,466,473)	(1,255,898)
Discontinued operations	–	(116,652)

Net loss	$(5,466,473)	$(1,372,550)

Net loss per share from continuing operations, basic and diluted	$(0.08)	$(0.02)
Net loss per share from discontinued operations, basic and diluted	–	(0.00)
Net loss per share, basic and diluted	$(0.08)	$(0.02)

Weighted average number of shares outstanding
Basic and diluted	71,354,434	76,735,271

See notes to consolidated financial statements

F-28

THUNDER ENERGIES CORPORATION

Consolidated Statements of Changes in Stockholders’ Deficit

	Preferred Stock A*		Preferred Stock B*		Preferred Stock C*
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2021	50,000,000	$50,000	5,000	$5	10,000	$10
Issuance of common stock in conjunction with conversion of convertible note payable	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, December 31, 2021	50,000,000	$50,000	5,000	$5	10,000	$10

Balance, January 1, 2022	50,000,000	$50,000	5,000	$5	10,000	$10
Common shares returned to treasury for cancellation	–	–	–	–	–	–
Issuance of fully vested common shares issued against employment services	–	–	–	–	–	–
Issuance of fully vested common shares issued for consulting services	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, December 31, 2022	50,000,000	$50,000	5,000	$5	10,000	$10

(continued)

	Common Stock		Common Stock to be Issued		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance, January 1, 2021	76,340,735	$76,340	–	$–	$(879,312)	$(647,914)	$(1,400,871)
Issuance of common stock in conjunction with conversion of convertible note payable	3,800,000	3,800	–	–	186,200	–	190,000
Net loss	–	–	–	–	–	(1,372,550)	(1,372,550)
Balance, December 31, 2021	80,140,735	$80,140	–	$–	$(693,112)	$(2,020,464)	$(2,583,421)

Balance, January 1, 2022	80,140,735	$80,140	–	$–	$(693,112)	$(2,020,464)	$(2,583,421)
Common shares returned to treasury for cancellation*	(55,000,000)	(55,000)	–	–	55,000	–	–
Issuance of fully vested common shares issued against employment services*#	–	–	25,000,000	25,000	725,000	–	750,000
Issuance of fully vested common shares issued for consulting services#	–	–	27,000,000	27,000	634,000	–	661,000
Net loss	–	–	–	–	–	(5,466,473)	(5,466,473)
Balance, December 31, 2022	25,140,735	$25,140	52,000,000	$52,000	$720,888	$(7,486,937)	$(6,638,894)

*	Per Note 1, on acquisition of TNRG Preferred Stock, Mr. Shvo (the Company’s previous CEO) submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation. In addition, on February 28, 2022, Mr. Shuo sold 100% of the issued and outstanding shares of preferred stock of the Company to purchaser, as defined.

#	Relates to issue of unregistered securities as described in Note 17. These shares are reflected in the Company’s disclosures. These shares were not issued as of December 31, 2022 and subsequently will be issued to the holders.

See notes to consolidated financial statements

F-29

THUNDER ENERGIES CORPORATION

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(5,466,473)	$(1,372,550)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Accretion of debt discount	241,876	509,950
Change in fair value of derivative liability	2,186	(40,776)
Gain on disposal of discontinued operations	(901,000)	–
Stock based compensation	1,411,000	–
Convertible notes issued for services	1,500	–
Impairment of assets	–	195,347
Gain on extinguishment of debt	–	(621,798)
Changes in operating assets and liabilities:
Notes receivable - related party	(26,200)	–
Deferred offering costs	(9,000)	–
Prepaid expenses	(61,811)	–
Accounts payable	11,848	53,720
Accrued interest	3,737,110	1,278,669
Accrued expenses	283,745	–
Net cash (used in) provided by continuing operating activities	(775,219)	2,562
Net cash provided by operating activities - discontinued activities	–	78,222
Net cash (used in) provided by operating activities	(775,219)	80,784

Cash flows from investing activities:
Net cash provided by continuing investing activities	–	–
Net cash used in investing activities - discontinued operations	–	(15,337)
Net cash used in investing activities	–	(15,337)

Cash flows from financing activities:
Proceeds from convertible notes payable	824,100	–
Net cash provided by continuing financing activities	824,100	–
Net cash used in financing activities - discontinued activities	–	(162,950)
Net cash provided by (used in) financing activities	824,100	(162,950)

Net increase (decrease) in cash	48,881	(97,503)
	–
Cash at beginning of period	–	97,503
Cash at end of period	$48,881	$–

Non-cash investing and financing activities:
Issuance of common stock in conjunction with conversion of convertible note payable	$–	$190,000
Common shares returned to treasury for cancellation	$55,000	$–

See notes to consolidated financial statements

F-30

THUNDER ENERGIES CORPORATION

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

NOTE 1 – NATURE OF BUSINESS

Corporate History and Background

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Company’s principal office address to PMB 388, 8570 Stirling Rd., Suite 102, Hollywood, FL, 33024.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder (“Shareholders”) of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Company on behalf of the Shareholders and was recorded as compensation expense.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As part of the Purchase on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and THEHEMPLUG, LLC a Florida limited liability company (“HP”), both of which are wholly-owned subsidiaries of TNRG.

F-31

The purchase price of $50,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Seller by the Company on behalf of the Purchasers. The Company had been in discussions with the Purchasers for repayment and finalized the Employment Agreements (“Employment Agreements”) on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price as compensation on March 1, 2022. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

1)	Purchaser accepts TNRG subject to the following existing debt and obligations:

a.	$35,000 Convertible Note held by ELSR plus accrued interest
b.	$85,766 Convertible Note held by ELSR plus accrued interest
c.	$220,000 Convertible Note held by 109 Canon plus accrued interest
d.	$410,000 Convertible Note held by Moshe Zucker plus accrued interest of which $190,000 has recently been converted into 3,800,000 shares of restricted common stock.
e.	Auditor Invoice estimated at $30,000 past due and $37,000 for completion of 2021
f.	Accountant Invoice estimated at $42,500 and approximately $4,500 for completion of 2021
g.	No other debt or liability is being assumed by Purchaser
h.	Purchaser specifically assumes no liability regarding any dispute between Orel Ben Simon and the Seller. Seller shall indemnify Company as required in the body of the Agreement.
i.	Company may be subject to potential liability and legal fees and associated costs regarding the FCV Matter if in excess of the Seller indemnification provisions set forth in Section 11 of the Agreement

j.	Purchaser on behalf of the Company is responsible for assuring the Company’s timely payment of all Company federal and state and any related tax obligations for fiscal year 2021 with the exception of taxes due relating to income, sales, license, business or any other taxes associated with Nature and HP

2)	The transfer to Seller of all of TNRG’s security ownership interest in each of Nature and HP shall include the following existing Nature debt and related matters:

a.	EIDL Loan ($149,490 plus $9,290 accrued interest)
b.	$72,743 note due to Orel Ben Simon plus accrued interest
c.	All cases in action and potential legal liabilities concerning current disputes with Nature, HP, Ben Simon, Seller and any other parties.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Mr. Adam Levy, Mr. Bruce W.D. Barren, Ms. Solange Bar and Mr. Yogev Shvo (Chairman) have either resigned or been voted out of their positions.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Ricardo Haynes became the sole Director, CEO and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

Fiscal Year 2020

On July 1, 2020, Yogev Shvo, a third party individual and principal shareholder of Nature Consulting LLC (“Nature” or “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of TNRG from Saveene Corporation, a Florida corporation (the “Seller”) (The “Purchase”). The purchase price of $250,000 for the Preferred Stock was paid in cash and was provided from the individual private funds of Purchaser.

F-32

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

Filing of Complaint Against Certain Former Officers and Other Parties

On October 14, 2021 Nature Consulting, LLC, a wholly owned subsidiary, filed a complaint in the United States District Court of the Southern District of Florida against Or-El Ben Simon, individually, Adam Levy (previously the Chief Executive Officer of the Company), individually, Solange Baruk (previously a bookkeeper of the Company), individually, DVP Distro, LLC, a Florida limited liability company, Custom Graphics 2011, Inc. a Florida corporation, Beso Group, LLC, a Florida limited liability company, and Tops Consulting, LLC a Florida limited liability company (collectively, the “Defendants”). The complaint alleges that the Defendants assumed control of Nature Consulting, LLC and in doing so:

(a)	Violated the Electronic Communications Privacy Act, 18 U.S.C. ss2511

(b)	Violated the Stored Communications Act, 18 U.S.C. ss2701

(c)	Violated the Computer Fraud and Abuse Act, 18 U.S.C. ss1030

(d)	Committed Conversion in the taking control of Nature Consulting, LLC’s premises (Ben Simon, DVP, Custom, Beso and Tops)

(e)	Committed Tortious Interference with Prospective Economic Opportunities

(f)	Committed Breach of Fiduciary Duty of Loyalty (Baruk)

(g)	Committed Civil Conspiracy (Ben Simon, Levy and Baruk)

(h)	Violated the Defend Trade Secrets Act Theft of Trade Secrets, 18 U.S.C. ss1832

Ben Simon and those in active consort with him have effectively hijacked Nature’s assets under the threat of force and physical violence. Moreover, they have systematically divested Nature of its assets, moved into its physical location without reason, and have otherwise converted its assets.

During this time, Defendants also assumed control of all computers belonging to Nature – including its Office365 access and database registered to Nature and using the domains of “@thpcbd.com,” “@thehemplug.com,” and “@natureconsulting.com.”

Additionally, Defendants looted and destroyed the premises leased by Nature, as follows:

a.	Defendants commandeered all inventory belonging to Nature and refused to distribute to clients;

b.	Defendants commandeered a forklift belonging to Nature;

c.	Defendants have taken possession of all of Nature’s furniture, computers, printers, packaging, machineries, office supplies, phone systems, televisions, security cameras and other electronics;

d.	Defendants have discarded in a large trash container Nature’s merchandise, customer labels, catalogues, business cards, desks, office decorations and other inventory;

e.	Defendants destroyed Nature’s property by stripping its headquarters of all aesthetic enhancements and signage;

f.	Defendants assumed control of all e-mail accounts belonging to Nature and have intercepted Nature’s communications sent to the domain “@thpcbd.com,” “@thehemplug.com,” and “@natureconsulting.com”; and,

g.	Defendants have terminated Nature’s contracts with other vendors – to do this, they have used the commandeered “@thpcbd.com,” “@thehemplug.com,” and “@natureconsulting.com” email addresses.

F-33

Furthermore, Defendants’ conduct have impeded the fulfillment of orders already paid for by Nature’s clients. This has caused Nature’s clients to threaten Nature with suit and to otherwise end their business relationships with Nature due to Nature’s failure to satisfy orders. Even if Nature wanted to operate, due to the unlawful interception of its communications with clients and vendors, it would be impossible.

Nature Consulting, LLC has demanded a jury trial to adjudicate this complaint.

As a result of the actions of the Defendants, the Company recorded an impairment charge of $195,347 during the year ended December 31, 2021 comprised of the following:

December 31,
Impairment charges:	2021
Prepaids	$(12,500)
Inventories	(136,309)
Net office equipment	(18,586)
Net computer equipment	(15,283)
Net machinery and equipment	(21,782)
Net leasehold improvements	(79,665)
Net website	(64,100)
Net operating lease right-of-use assets	(306,902)
Deposits(2)	(24,799)
Due to related party(1)	169,744
Current portion of operating lease liabilities(2) (3)	187,754
Operating lease liabilities net of current portion(2) (3)	127,081
Total impairment charges	$(195,347)

____________________

(1)The Company has included due to related party of $169,744 within the impairment charge above as these amounts have been used to settle for the assets, as impaired, which have been commandeered, discarded, destroyed and taken possession of by the defendant. This amount related to the working capital loan taken from the defendants.

(2) On October 22, 2021 the Company entered into a lease termination agreement (“Termination Agreement”) with Canal Park Office to terminate the Company’s North Miami Beach, Florida office space. The Termination Agreement allows Canal Park Office to retain the security deposit of $24,799 and to be paid $21,000. The Company was released from any other obligations.

(3) In December 2021, the Company confirmed with the landlord that as of that time and on a going forward basis, the Company has no rental obligation, or past due rental obligation or any other related liability on its office/ warehouse space located at 3017 Greene Street, Hollywood, Florida.

On February 28, 2022, as part of acquisition of TNRG Preferred Stock with Bear Village, other than liabilities specifically identified in the acquisition, no debt or liability is assumed by the Purchaser.

F-34

NOTE 2 – Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $7,486,937 and $2,020,464 at December 31, 2022 and 2021, respectively, had a working capital deficit of $6,630,894 and $2,583,421 at December 31, 2022 and 2021, respectively, had net losses of $5,466,473 and $1,372,550 for the years ended December 31, 2022 and 2021, respectively, with limited revenue earned since inception, no current revenue generating operations, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-35

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: derivative valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in a bank account in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Accounts Receivable

Accounts receivable are non-interest-bearing obligations due under normal course of business. Management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company has an allowance for doubtful accounts of $0 and $147,357 (included in discontinued operations) as of December 31, 2022 and 2021, respectively.

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

F-36

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Consolidated Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the Consolidated Statements of Operations.

ASC 740-10-30 was adopted from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, and currently, the Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded when they are incurred. Advertising and marketing expense was $43,957 and $392,171 (included in discontinued operations) for the years ended December 31, 2022 and 2021, respectively.

Revenue Recognition

On January 19, 2019 (date of formation), the Company adopted Accounting Standards Codification 606 (“ASC 606”), Revenue from Contracts with Customers. Results for the reporting periods beginning on January 19, 2019 (date of formation) are presented under ASC 606.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

At contract inception, the Company assesses the services promised in our contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. The Company allocates the entire transaction price to a single performance obligation.

F-37

Customer Advanced Payments – Discontinued Operations

Customer advanced payments consisted of customer orders paid in advance of the delivery of the order. Customer advanced payments were classified as short-term as the typical order ships within approximately three weeks of placing the order. Customer advanced payments were recognized as revenue when the product was shipped to the customer and all other revenue recognition criteria had been met. Customer advanced payments as of December 31, 2022 and 2021 were $0 and $203,518 (from discontinued operations), respectively. Customer advanced payments were included in current liabilities in the accompanying Consolidated Balance Sheets. The Company’s ability to fulfill these orders have been impaired (see Note 1).

Inventories – Discontinued Operations

The Company manufactured its own products, made to order, and when completed were shipped to the customer. The Company's inventories were valued by the first-in, first-out (“FIFO”) cost method and were stated at the lower of cost or net realizable value. The Company had inventories of $0 and $0 (from discontinued operations) as of December 31, 2022 and 2021, respectively. See Note 1 for impairment discussion as of December 31, 2021.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the discounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. All long-lived assets are impaired as of December 31, 2022 and 2021. See Note 1 for impairment discussion.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

F-38

Leases

The Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has some lease agreements with lease and non-lease components, which are accounted for as a single lease component. See Note 1 for impairment discussion.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2022 and 2021, the fair value of cash, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

F-39

The derivatives are evaluated under the hierarchy of ASC 480-10, ASC Paragraph 815-25-1 and ASC Subparagraph 815-10-15-74 addressing embedded derivatives. The fair value of the Level 3 financial instruments was performed internally by the Company using the Black Scholes valuation method.

The following table summarize the Company’s fair value measurements by level at December 31, 2022 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$85,590

The following table summarize the Company’s fair value measurements by level at December 31, 2021 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$83,404

Debt

The Company issues debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When the Company issues debt with warrants, the Company treats the warrants as a debt discount, records them as a contra-liability against the debt, and amortizes the discount over the life of the underlying debt as amortization of debt discount expense in the Consolidated Statements of Operations. When the warrants require equity treatment under ASC 815, the offset to the contra-liability is recorded as additional paid in capital in our balance sheet. When the Company issues debt with warrants that require liability treatment under ASC 815, such as a clause requiring repricing, the warrants are considered to be a derivative that is recorded as a liability at fair value. If the initial value of the warrant derivative liability is higher than the fair value of the associated debt, the excess is recognized immediately as interest expense. The warrant derivative liability is adjusted to its fair value at the end of each reporting period, with the change being recorded as expense or gain to Other (income) expense in the Consolidated Statements of Operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense.  The debt is treated as conventional debt.

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black Scholes method upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the Consolidated Statement of Operations. The debt discount is amortized through interest expense over the life of the debt.

F-40

Convertible debt – beneficial conversion feature – If the conversion feature is not treated as a derivative, we assess whether it is a beneficial conversion feature (“BCF”). A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible and is recorded as additional paid in capital and as a debt discount in the Consolidated Balance Sheet. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the statement of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the Consolidated Statement of Operations.

If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Loss per Share

The computation of loss per share included in the Consolidated Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share” as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock to be issued) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	December 31, 2022	December 31, 2021
Options to purchase shares of common stock	–	–
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	5,000,000	5,000,000
Total potentially dilutive shares	505,000,000	505,000,000

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2022 and 2021. See Note 1 for impairment discussion and Note 15 for commitments and contingencies.

Discontinued Operations

As a result of the October 14, 2021 Complaint filed against Defendants, the Company determined that Nature would be accounted as a discontinued operation pursuant to ASC 205-20 Discontinued Operations. In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyzed whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we considered whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results. The results of discontinued operations, as well as any gain or loss on the disposal, if applicable, are aggregated and separately presented in our consolidated statements of operations, net of income taxes. The historical financial position of discontinued operations are aggregated and separately presented in our accompanying consolidated balance sheets. See Note 1 for impairment discussion.

Reclassifications

Certain prior period’s accounts have been reclassified in conformity with current period’s presentation. These reclassifications had no effect on the reported results of operations.

F-41

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and the impact from this standard was immaterial.

F-42

At the beginning of the first quarter of 2021, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which modifies the measurement of expected credit losses on certain financial instruments. The Company adopted ASU 2016-13 utilizing the modified retrospective transition method. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company had no property and equipment as of December 31, 2022 and 2021.

Depreciation expense was $0 and $44,959 (from discontinued operations) for the years ended December 31, 2022 and 2021, respectively, and is classified in general and administrative expenses in the Consolidated Statements of Operations. See Note 1 for impairment discussion as of December 31, 2021.

NOTE 5 – INTANGIBLE ASSETS

The Company had no intangible assets as of December 31, 2022 and 2021:

Amortization expense was $0 and $7,755 (from discontinued operations) for the years ended December 31, 2022 and 2021, respectively, and is classified in general and administrative expenses in the Consolidated Statements of Operations. See Note 1 for impairment discussion as of December 31, 2021.

NOTE 6 – DEBT TO FORMER SHAREHOLDER – discontinued operations

On March 1, 2020, the members of Nature entered into the Ownership Interest Purchase Agreement (“Ownership Agreement”) whereby Yogev Shvo, a member of the Company, acquired the remaining 50% member ownership (“Seller”) giving Mr. Shvo 100% member ownership of the Company. As consideration for the Ownership Agreement, the Seller received a Promissory Note of $750,000. The Promissory Note bears interest at 15% per annum and matures March 1, 2022, as amended on June 30, 2021. The Company included $72,743 in due to related party in discontinued operations as of December 31, 2021. This contingency will remain with Nature and not be a contingency for the Company per the Bear Village acquisition (see Note 1).

The Company borrows funds from related parties for working capital purposes from time to time. There are no outstanding amounts as of December 31, 2022. Advances are non-interest bearing and due on demand. See Note 1 for impairment discussion.

NOTE 7 – LOANS PAYABLE

Economic Injury Disaster Loan – Discontinued operations

On May 14, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

F-43

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the Company borrowed an aggregate principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 14, 2021 (twelve months from the date of the SBA Note) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note.  In connection therewith, the Company also received a $7,000 grant, which does not have to be repaid.

In connection therewith, the Company executed (i) a note for the benefit of the SBA (the “SBA Note”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default (the “SBA Security Agreement”). As a result of the failure to repay amounts based on the repayment schedule, on December 21, 2021, the Company was notified that it was in default of the EIDL Loan and that the entire balance of principal and unpaid interest of $155,598 is due. This contingency will remain with Nature and not be a contingency for the Company per the Bear Village acquisition (see Note 1).

Paycheck Protection Program Loan – Discontinued operations

On May 6, 2020, the Company executed a note (the “PPP Note”) for the benefit of TD Bank, N.A. (the “Lender”) in the aggregate amount of $51,065 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Note, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Note. The PPP Note of $51,065 was repaid in February 2021.

Paycheck Protection Program Loan Round 2 – Discontinued operations

On April 2, 2021, the Company executed a note (the “PPP Note”) for the benefit of First Federal Bank (the “Lender”) in the aggregate amount of $200,000 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) through a second draw. The PPP is administered by the U.S. Small Business Administration (the “SBA”). The terms of the second draw have the same general loan terms as the first draw PPP loan. On December 31, 2021, the PPP Round 2 loan was forgiven and $200,000 was recorded as Other Income in the Consolidated Statements of Operations for the year ended December 31, 2021.

NOTE 8 – LOAN PAYABLE TO SHAREHOLDER – discontinued operations

The Company borrows funds from its shareholders from time to time for working capital purposes. During the year ended December 31, 2022, the Company had no additional borrowings and made no repayments for a balance of $0 at December 31, 2022. Advances are non-interest bearing and due on demand.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible Note Payable

Short Term

$85,766 Note

On April 22, 2019; The Company executed a convertible promissory note with GHS Investments, LLC (“GHS Note”). The GHS Note carries a principal balance of $57,000 together with an interest rate of eight (8%) per annum and a maturity date of February 21, 2020. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share) in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this GHS Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. As of December 31, 2019, the principal balance outstanding was $57,000.

F-44

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-five percent (65%) of the lowest trading prices for the Common Stock during the twenty (20) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of thirty-five percent (35%).

On March 24, 2020, the note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares into series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766 as of December 31, 2022.

The Company accounts for an embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. The Company recorded a derivative liability of $85,590 and 83,404 as at December 31, 2022 and 2021, and recorded a change in derivative liability of $2,186 and $(40,776) during the years ended December 31, 2022 and 2021, respectively.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. The Company recorded default interest of $22,452 and $22,450 during the years ended December 31, 2022 and 2021, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the GHS Note into the Company’s common stock upon the Company’s Reg A being declared effective.

$220,000 Note

On September 21, 2020, the Company issued a convertible promissory note in the principal amount of $220,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $220,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations. The principal balance due at December 31, 2022 is $220,000 and is presented as a short-term liability in the balance sheet.

F-45

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. On July 19, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. In exchange for the Agreement, the Company agreed to pay a one-time interest charge of $11,680 in the year ended December 31, 2021. The Company recorded default interest of $43,419 and $12,708 during the years ended December 31, 2022 and 2021, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Reg A being declared effective.

$410,000 Note (previously $600,000)

On October 9 and October 16, 2020, the Company issued a convertible promissory note in the principal amount totaling $600,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $600,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock. The principal balance of $410,000 was due October 16, 2022 and is presented as a short term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. On July 15, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. The Company recorded default interest of $79,767 and $23,321 during the years ended December 31, 2022 and 2021, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Reg A being declared effective.

F-46

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 for aggregate gross proceeds of $825,600 (including $1,500 against which services were received) during the year ended December 31, 2022. In addition, one note of $200,000 issued in December 2022 allows for the repurchase of up to 100,000 converted common shares at $2.50 per share should the Company fail to meet the Reg A Tier II offering of $5.00 per share. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.07 per share for notes amounting to $598,600 and $0.70 per share for notes amounting to $227,000 into the Company’s common stock if before any public offering. The Note includes customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above (see Note 17).

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does not have a BCF.

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. The Convertible Promissory Note shall not be enforceable until such time as the Holder's consideration, RoRa Prime Coin is “live” on a US exchange and available through a mutually agreed upon cryptocurrency wallet such as NyX, Exodus, Ledger, TREZOR Model T Wallet, ZenGo, or Atomic. The parties agree to establish a time is of the essence date of May 1,2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by May 1, 2023, then Borrower shall return all RoRa Prime Coins and Holder shall release all claims on any shares or Convertible Promissory Note. Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended June 30, 2022 and September 30, 2022, the convertible promissory note was in default. On June 30, 2022, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the convertible promissory note related to the Company’s failure to timely file its 10-K for the year ended December 31, 2021, and Form 10-Q for the three-month periods ended March 31, 2022, June 30, 2022, and September 30, 2022

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

Promissory Debenture

On February 15, 2020 and on May 14, 2020, the Company entered into Promissory Agreement and Convertible Debentures (“Promissory Debentures”) with Emry for a principal sum of $70,000 (which was paid in two tranches: $50,000, paid on February 15, 2020, and $20,000, paid in April 2020) and $48,000 (which was paid in three tranches: $23,000, paid on May 14, 2020, $15,000, paid on May 22, 2020, and $10,000, paid on June 8, 2020), respectively. The Promissory Debentures bear interest, both before and after default, at 15% per month, calculated and compounded monthly. At the election of the holder, at any time during the period between the date of issuance and the one year anniversary of the Promissory Debentures, the Promissory Debentures are convertible into shares of the Company’s common stock at a conversion price of $0.001 per share. In addition, the Promissory Debentures provide for an interest equal to 15% of TNRG annual sales, payable on the 2nd day following the date of issuance of the Company’s audited financial statements.

F-47

On June 24, 2020, Emry, holder of (i) Promissory Debentures in principal amount of $70,000 dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock.

On November 22, 2021, the loan of $48,000 and accrued and unpaid interest of $573,798 totaling $621,798 was forgiven by EMRY and recorded as a gain on extinguishment of debt in Other Expense in the consolidated Statements of Operations.

NOTE 10 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has been authorized to issue 900,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock for a balance due of $410,000 at December 31, 2021 on the Note.

As part of the Purchase on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and HP, both of which are wholly-owned subsidiaries of TNRG.

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, the Company entered into an Employment Agreement with Mr. Ricardo Haynes whereby Mr. Haynes became the sole Director, CEO and Chairman of the Board, and the acting sole officer of the Company. The Employment Agreement is in effect until September 30, 2027. Under this Engagement Agreement, Mr. Haynes will be entitled to a total of 25,000,000 common shares, vesting immediately, valued at $750,000 (based on the Company’s stock price on the date of issuance). The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

F-48

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus based of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights (see Note 17).

	•	a total of 28,000,000 common shares, vesting immediately, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in July 2023.

	•	a total of 5,000,000 common shares, vesting immediately, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur in July 2023.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022.

Preferred Stock

The Company has been authorized to issue 50,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

Series B Convertible Preferred Stock was authorized for 10,000,000 shares of the “Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder converts into one thousand (1,000) shares of Company common stock.

Series C Non-Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder. The series C is Non-Convertible Preferred Stock.

F-49

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Company on behalf of the Shareholders and was recorded as compensation expense (see Note 1).

NOTE 11 – OPERATING LEASES – DISCONTINUED OPERATIONS

The Company adopted ASC 842 as of December 31, 2019. The Company has an operating lease for the Company’s warehouse and office and accounts for this lease in accordance with ASC 842. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $344,203 and operating lease liability of $344,203 as of December 31, 2019.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

In December 2021, the Company confirmed with the landlord that as of that time and on a going forward basis, the Company has no rental obligation, or past due rental obligation or any other related liability on its office/ warehouse space located at 3017 Greene Street, Hollywood, Florida.

On October 22, 2021, the Company entered into a lease termination agreement (“Termination Agreement”) with Canal Park Office to terminate the Company’s North Miami Beach, Florida office space. The Termination Agreement allows Canal Park Office to retain the security deposit of $24,799 and to be paid $21,000. The Company was released from any other obligations.

See Note 16 for impairment discussion as of December 31, 2021.

F-50

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

In accordance with ASC 842, the components of lease expense were as follows:

	Years ended December 31,
	2022	2021
Operating lease expense	$–	$102,280
Short term lease cost	$–	$4,430
Total lease expense	$–	$102,280

In accordance with ASC 842, other information related to leases was as follows:

Years ended December 31,	2022	2021
Operating cash flows from operating leases	$–	$102,280
Cash paid for amounts included in the measurement of lease liabilities	$–	$102,280

Weighted-average remaining lease term—operating leases	–	–
Weighted-average discount rate—operating leases	–	–%

In accordance with ASC 842, maturities of operating lease liabilities as of December 31, 2022 were as follows:

Operating
Year ending:	Lease
2022	$–
Total undiscounted cash flows	$–

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	$–
Weighted-average discount rate	–
Present values	–

Lease liabilities—current	–
Lease liabilities—long-term	–
Lease liabilities—total	–

Difference between undiscounted and discounted cash flows	$–

Operating lease cost was $0 and $102,280 for the years ended December 31, 2022 and 2021, respectively.

NOTE 12 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 6, 8, and 10, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

F-51

On April 2, 2022, the Company entered into a demand note (“Demand Note”) with Bear Village, Inc., a related party, for $36,200. The Demand Note bears no interest, is due on demand, and is unsecured. On September 27, 2022, Bear Village repaid $10,000 for a balance due from Bear Village of $26,200 at December 31, 2022.

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus based of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights (see Note 17).

	•	a total of 28,000,000 common shares, vesting immediately, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in July 2023.

	•	a total of 5,000,000 common shares, vesting immediately, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur in July 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the year ended December 31, 2022.

During the years ended December 31, 2022 and 2021, the Company paid Top Flight $320,600 and $0, respectively, with a balance due of $247,000 as of December 31, 2022.

NOTE 13 – INCOME TAXES

At December 31, 2022, net operating loss carry forwards for Federal and state income tax purposes totaling approximately $5,322,000 available to reduce future income which, if not utilized, will begin to expire in the year 2041. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

F-52

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	For the Years Ended December 31,
	2022	2021

Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	3.5%	3.5%
Permanent differences	(3.4)%	0.0%
Valuation allowance	(21.1)%	(24.5)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2022	2021

Deferred tax assets:
Net operating loss carry forwards	$1,305,033	$495,455
Stock based compensation	346,003	–
Valuation allowance	(1,651,036)	(495,455)

Deferred tax asset, net	$–	$–

Major tax jurisdictions are the United States and Florida. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 14 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	Years Ended December 31,
	2022	2021
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	5,000,000	5,000,000
Total potentially dilutive shares	505,000,000	505,000,000

F-53

The following table sets forth the computation of basic and diluted net income per share:

	Years Ended December 31,
	2022	2021

Loss from continuing operations	$(5,466,473)	$(1,255,898)
Discontinued operations	–	(116,652)
Net loss attributable to the common stockholders	$(5,466,473)	$(1,372,550)

Basic weighted average outstanding shares of common stock	71,354,434	76,735,271
Dilutive effect of options and warrants	–	–
Diluted weighted average common stock and common stock equivalents	71,354,434	76,735,271

Loss per share:
Net loss per share from continuing operations, basic and diluted	$(0.08)	$(0.02)
Net loss per share from discontinued operations, basic and diluted	(0.00)	(0.00)
Net loss per share total, basic and diluted	$(0.08)	$(0.02)

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except:

First Capital Venture

On November 3, 2020, First Capital Venture Co., a subsidiary of the client, d/b/a Diamond CBD, filed a civil complaint against Thunder Energies Corporation (the “Defendants”), in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-20-019111 (the “Complaint”).

On January 26, 2021 Plaintiffs were erroneously granted an Order of Default to which the Defendants immediately pointed out to the Court and on February 23, 2021 an Order Vacating the Default was granted in favor of the Defendants. The Plaintiff knew, or should have known, that the Order of Default was not valid but they proceeded on February 9, 2021 to publish false and misleading press releases.

On November 23, 2022 (“Settlement Date”), Mr. Shvo settled with First Capital Venture on behalf of the Defendants for $11,500 to be paid within ten (10) days from the Settlement Date. On November 23, 2022, the settlement payment of $11,500 was paid.

Rocket Systems – Discontinued Operations

On October 13, 2021, Rocket Systems, Inc. (“Plaintiff”) filed a complaint against Nature Consulting LLC (“Nature”) in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-21-018840 (the “Complaint”).

F-54

The complaint alleged that the Plaintiff paid Nature a deposit of $50,000 for the delivery of Nature products. According to the Complaint, Nature delivered $6,188 of the product but failed to deliver the remaining $43,812 of product.

Plaintiff has demanded that the remainder of the product order be canceled and the refund of $43,812. In addition, the Plaintiff sought prejudgment interest and costs of this action.

This contingency remained with Nature and is not a contingency for the Company per the Bear Village acquisition (see Note 1).

Home Remedies CBD – Discontinued Operations

On November 23, 2021, Home Remedies CBD, LLC (“Plaintiff”) filed a complaint against TheHemplug LLC (“THP”) in the pending 3rd Judicial Circuit Court in and for Wayne County, Michigan, (the “Michigan Court”), Case Number CACE-21-016306-CB (the “Complaint”).

The complaint alleged that the Plaintiff paid Nature a deposit of $60,030 for the delivery of THP products. According to the Complaint, Nature delivered $27,600 of the product but failed to deliver the remaining $32,430 of product. In addition, Plaintiff returned $4,575 of product to correct the labeling and that THP failed to correct the labeling and return the product to Plaintiff.

Plaintiff demanded that the remainder of the product order be canceled and a refund of $37,005. In addition, the Plaintiff sought prejudgment interest and costs of this action.

On July 19, 2022, THP agreed to pay Plaintiff a settlement of $15,000. This contingency remained with Nature and is not a contingency of the Company per the Bear Village acquisition (see Note 1).

Employment Contracts

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, Mr. Ricardo Haynes, the Company’s sole Director, Chief Executive Officer (“CEO”) and Chairman of the Board, and the acting sole officer of the Company entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022.
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022.
•	Base salary of $11,000 per month paid on a bi-weekly basis starting January 2, 2023.
•	Bonus of $14,201 was paid in November and December 2022.
•	Automobile allowance of $1,500 per month starting January 2, 2023.
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002.
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002.
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002.
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

F-55

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director Real Estate Development.

○	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	4,800 RoRa Coins in possession of the Company.

•	Mr. Eric Collins, Chairman and Chief Operations Officer.

○	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	2,500 RoRa Coins in possession of the Company.

•	Mr. Donald Keer, Corporate Counsel

○	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	700 RoRa Coins in possession of the Company.

•	Mr. Lance Lehr, Chief Operating Officer

○	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	500 RoRa Coins in possession of the Company.

The Company had been in discussions with the Shareholders for repayment by them of the Acquisition of Preferred Shares and finalized the Employment Agreements on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price payable by these employees as compensation on March 1, 2022 (see Note 1).

Consulting Agreements

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately.

F-56

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus based of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights (see Note 17).

	•	a total of 28,000,000 common shares, vesting immediately, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in July 2023.

	•	a total of 5,000,000 common shares, vesting immediately, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur in July 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the year ended December 31, 2022.

During the years ended December 31, 2022 and 2021, the Company paid Top Flight $320,600 and $0, respectively, with a balance due of $247,000 as of December 31, 2022.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately.

Investment in WC Mine Holdings

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. The preliminary appraisal of the property value is estimated at approximately $33 million. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matures on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s REG A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022.

F-57

On November 1, 2022, the Company and Fourth & One mutually agreed to terminate the Agreement and the Company was released from any obligations.

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 Coins, valued at $1,450,000 (see Note 17).

Sponsorship Agreement

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner.

Financing Engagement Agreement

On August 25, 2022, the Company entered into a Legal Services Agreement with The George Law Group in connection with an issuance of multi-tranched securitization (“Financing”) which shall utilize a pledge of the Company’s stock and other properties currently owned or under the Company’s control. The legal fee shall be one-half of one percent (0.5%) of the par amount of any Financing. The Company paid a retainer of $42,000 as of December 31, 2022 which will be applied to any fees incurred in the Financing.

NOTE 16 – DISCONTINUED OPERATIONS

As a result of the October 14, 2021 Complaint filed against Defendants, the Company determined that Nature would be accounted as a discontinued operation pursuant to ASC 205-20 Discontinued Operations. In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyzed whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we considered whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results.

The following table reconciles the loss realized from the disposal of discontinued operations:

December 31,
2021
Accounts payable	$386,129
Due to related party	72,743
Customer advance payments	203,518
Short term notes payable	149,490
Accrued interest	89,120
Gain on disposal of discontinued operation	$901,000

Discontinued operations for the years ended December 31, 2021 consist of the operations from Nature.

F-58

The following tables lists the assets and liabilities of discontinued operations as of December 31, 2022 and 2021 and the discontinued operations for Nature for years ended December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
Liabilities
Current liabilities:
Accounts payable	$–	$386,129
Due to related party	–	72,743
Loan payable to shareholder	–	68,405
Customer advance payments	–	203,518
Short term notes payable	–	149,490
Current portion of operating lease liabilities	–	–
Accrued interest	–	89,120
Other current liabilities	–	–
Total current liabilities of discontinued operation	–	901,000

Total liabilities of discontinued operation	$–	$901,000

	For the Years Ended December 31,
	2022	2021

Revenue	$–	$3,750,519
Cost of sales	–	1,574,770
Gross profit	–	2,175,749

Operating expenses:
Advertising and marketing expenses	–	392,171
General and administrative	–	1,876,217
Total operating expenses	–	2,268,388
Profit from operations	–	(92,639)

Other expense (income):
Impairment of assets	–	195,347
Interest expense	–	28,962
Other expense	–	–
Other income	–	(200,296)
Total other expense	–	24,013

Loss before income taxes	–	(116,652)
Income taxes	–	–

Net loss of discontinued operations	$–	$(116,652)

F-59

NOTE 17 – SUBSEQUENT EVENTS

April 2022 Notes

Subsequent to December 31, 2022, the Company offered and sold an additional $306,200 of the April 2022 Notes bearing no interest and are due and payable on various dates from June 30, 2023 through September 30, 2023.

As of March 31, 2023, the Company has not repaid April 2022 Notes convertible notes totaling $431,500 with maturity dates of December 31, 2022 through March 31, 2023 and these convertible notes are now in default. The Company is currently in discussions with the note holders to convert the April 2022 Notes into the Company’s common stock upon the Company’s Reg A being declared effective.

In addition, one note of $100,000 issued in January 2023 allows for the repurchase of up to 100,000 converted common shares at $2.50 per share should the Company fail to meet the Reg A Tier II offering of $5.00 per share.

Investment in WC Mine Holdings

On January 5, 2023, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. The preliminary appraisal of the property is estimated at approximately $33 million. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matured on March 31, 2023 (“Maturity Date”). The Company is currently in discussions with Fourth & One to convert the promissory note into the Company’s common stock. In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s REG A II $3 per share Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before June 1, 2023 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on June 1, 2023.

Consulting Agreement

In conjunction with the December 2, 2022 Consulting Agreement with Top Flight, a total of 12,000,000 common shares were issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus based of $1,200,000 resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights (see Note 15).

Preferred Stock

During February and March 2023, holders of 64,000,000 shares of common stock (57,000,000 shares from related parties and 7,000,000 shares third parties) elected to exchange these shares for an aggregate of 64,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

F-60

PART III

INDEX TO EXHIBITS

2.1	Articles of Incorporation **
2.2	Bylaws **
3.1	Certificate of Designation - Preferred Series A ***
3.2	Certificate of Designation - Preferred Series B ***
3.3	Certificate of Designation - Preferred Series C ***
3.3	Written Consent of Stockholders and Directors **
6.1	Amendment No. 1 to the Convertible Promissory Note dated May 13, 2022 **
6.2	Dalmore Broker-Dealer Agreement **
6.3	Las Vegas Aces Sponsorship Agreement **
6.4	Turvata Holdings Limited Waiver Agreement **
6.5	Fourth & One, LLC Membership Purchase Interest Agreement **
10.1	Kinsley Mountain Valuation Kinsley Mountain Executive Summary Kinsley Mountain Assays Report
11.1	Consent of Auditor *
12.1	Attorney opinion on legality of the offering *
13.1	“Test the waters” materials ****

___________________________

*	To be filed prior to qualification.
**	Previously filed.
***	To be filed with qualification
****	No “Test the Waters” presentations were made and no “Test the Waters” materials were prepared.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Georgia, on Novembe 1, 2023.

THUNDER ENERGIES CORP.

By: /s/ Ricardo Haynes

By: Ricardo Haynes
CEO of THUNDER ENERGIES CORP.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Eric Collins
Eric Collins, Director

Date: November 1, 2023

/s/ Lance Lehr
Lance Lehr, Director

Date: November 1, 2023

/s/ Tori White
Tori White, Director

Date: November 1, 2023

/s/ Donald R. Keer
Donald R. Keer, Director

Date: November 1, 2023

S-1